Exhibit 10.1

ROCKWOOD RETIREMENT PLAN

[f/k/a the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties, Inc.]

As Amended and Restated Effective as of January 1, 2011

(Except as otherwise provided)

[Notice:  Separate retirement plans have been merged with and into the Rockwood Retirement Plan (“Plan”).  Special provisons may apply to the assets transferred to the Plan in connection with these mergers.  The special provisions (if any) are described in the Appendicies attached to the Plan.  These Appendicies should be reviewed in conjunction with the terms of the Plan.]

i

(continued)

(continued)

(continued)

(continued)

v

INTRODUCTION

Laporte Inc. established the Profit-Sharing/401(k) Plan for Employees of Laporte Inc. (the “Plan”) effective as of January 1, 1989. The Plan was amended from time to time for administrative reasons, to reflect changes in the Laporte Inc. corporate structure, and to comply with changes in relevant law.

The Plan was amended and restated effective as of January 1, 1997 (except where otherwise indicated), to comply with the Uruguay Round Agreements Act (“GATT”), the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997 (TRA ‘97), the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA ‘98), and the Community Renewal Tax Relief Act of 2000 (“CRA”) (collectively known as “GUST”), and other changes in applicable law.

Effective as of March 1, 2001, the Plan name was changed to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. to reflect the acquisition of Laporte Inc. by Rockwood Specialties Inc. (the “Company”).

This Plan was amended and restated effective as of January 1, 2002 (except where otherwise indicated) to reflect the applicable provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).

The Plan was amended and restated effective as of January 1, 2008 (except where otherwise indicated), to incorporate all effective amendments to the Plan since the Plan’s last amendment and restatement, and to reflect applicable legislative changes, including changes under EGTRRA, the Pension Protection Act of 2006, and the final regulations under Code Section 415.

Effective as of January 1, 1989, Laporte Inc. established The Laporte Inc. Money Purchase Pension Plan (sometimes referred to as the “MPPP”).  The MPPP was amended from time to time for administrative reasons, to reflect changes in the Laporte Inc. corporate structure, and to comply with changes in relevant law.  The MPPP was amended and restated effective as of January 1, 1997 (except where otherwise indicated), to comply with the Uruguay Round Agreements Act (“GATT”), the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), th e Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997 (“TRA ‘97”), the Internal Revenue Service Restructuring and Reform Act of 1998 (“RRA ‘98”) and the Community Renewal Tax Relief Act of 2000 (“CRA”) (collectively known as “GUST”), and other changes in applicable law.  Effective as of March 1, 2001, the MPPP’s name was changed to The Rockwood Specialties Inc. Money Pension Plan to reflect the acquisition of Laporte Inc. by the Company.  The MPPP was amended and restated effective as of January 1, 1997 to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), and is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and any guidance issued thereunder.  The MPPP was amended and restated effective as of January 1, 2008 to incorporate all effective prior amendments since the MPPP’s last amendment and restatement, and to reflect applicable legislative changes, including changes under the Pension Protection Act of 2006, changes under EGTRRA, and the final regulations under Code Section 415.  The MPPP was subsequently amended to reflect (a) the applicable requirements under the Pension Protection Act of 2006 and the Heroes Earnings Assistance and Relief Tax Act of 2008, (b) the cessation of accruals for plan years starting after December 31, 2010, (c) the prohibition of new participant admissions after December 31, 2010, and (d) the merger with and into the Plan.

The Plan is hereby amended and restated to incorporate all effective amendments to the Plan since the Plan’s last amendment and restatement, to effect the merger of the Rockwood Specialties Inc. Money Purchase Pension Plan with and into the Plan, to change the name of the Plan to the “Rockwood Retirement Plan” and to make certain other changes to the Plan, effective as of January 1, 2011 (except where otherwise indicated).

The Company intends that this Plan and the related Trust qualify under all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each of the terms of this Plan and the related Trust Agreement shall be so interpreted.

The benefits provided under the Plan to any Participant who terminates Employment, retires or dies while employed by the Company or any Affiliate thereof shall be determined in accordance with the provisions of the Plan as in effect on the date of such Termination of Employment (unless such person is thereafter reeemployed and again becomes a Participant in the Plan), retirement or death.

2

ARTICLE I

DEFINITIONS

Each of the following terms shall have the meaning set forth in this Article I for purposes of this Plan:

1.1           Account  shall mean, individually and/or collectively (as applicable), a Participant’s Profit-Sharing Contributions Subaccount, Employer Nonelective Contributions Subaccount, 401(k) Subaccount, Employer Matching Contributions Subaccount, and Rollover Contributions Subaccount, as the case may be.  The Administrative Committee, in its sole discretion, shall be permitted to maintain such other Accounts as it may deem appropriate to facilitate the administration of the Plan from time to time.

1.2           Account Balance  shall mean the value of a Participant’s Account, determined as of the applicable Valuation Date.

1.3           Actual Deferral Percentage  shall mean the ratio (expressed as a percentage to the nearest 1/100th of 1%) of Elective 401(k) Deferrals on behalf of an Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year. For purposes of determining Actual Deferral Percentage, an Eligible Participant’s Compensation for the Plan Year shall not include Compensation paid during (a) any period prior to the Employee’s participation date, and (b) any period when the Employee was not an Eligible Participant. In addition, Excess Deferrals of a Non-Highly Compensated Employee attributable to elective deferrals to this Plan or any other plan of the Company or an Affiliate shall not be taken into account.

1.4           Administrative Committee  shall mean the committee appointed pursuant to, and having the responsibilities specified in, Article XI of the Plan.  In the event no such committee has been appointed, the Company shall be the Administrative Committee.

1.5           Affiliate  shall mean any corporation or unincorporated trade or business (other than the Company) while it is:

(a)           a member of a controlled group of corporation (within the meaning of Code Section 414(b)) of which the Company is a member;

(b)           a trade or business under “common control” (within the meaning of Code Section 414(c)) with the Company;

(c)           a member of an “affiliated service group” (within the meaning of Code Section 414(m)) which includes the Company; or

(d)           any other entity required to be aggregated with the Company under Code Section 414(o).

Notwithstanding the foregoing, for purposes of applying Code Sections 414(b) and (c) to Code Section 415, the phrase “more than 50 percent” shall be substituted for the phrase “more than 80% percent” each place it appears in Code Section 1563(a)(i).

1.6           Annuity Contract  shall mean an individual or group annuity contract issued by an insurance company providing periodic benefits, whether fixed, variable or both, the benefits or value of which a Participant or Beneficiary cannot transfer, sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person other than the issuer thereof. The terms of any Annuity Contract distributed by the Plan to a Participant or Beneficiary shall comply with the terms of this Plan.

1.7           Average Actual Deferral Percentage  shall mean, for any group of Eligible Participants, the average (expressed as a percentage to the nearest 1/100th of 1%) of the Actual Deferral Percentages for each of the Eligible Participants in that group, including those not making Elective 401(k) Deferrals.

1.8           Average Contribution Percentage  shall mean, for any group of Eligible Participants, the average (expressed as a percentage to the nearest 1/100th of 1%) of the Contribution Percentages for each of the Eligible Participants in that group, including those on whose behalf Employer Matching Contributions are not being made.

1.9           Beneficiary  shall mean the person or persons entitled to receive any payment of benefits from the Plan upon a Participant’s death, as determined in accordance with Section 8.2.

1.10         Benefit Commencement Date  shall mean the first day of the first period for which an annuity benefit is payable to the Participant under the Plan or, if a Participant’s benefit is not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to receive his or her benefit.

1.11         Break-in-Service  shall mean a one-year period of severance determined on the basis of a 12-consecutive-month period beginning on the severance from service date and ending on the first anniversary of such date, provided that the Employee during such 12-consecutive-month period does not perform an hour of service (within the meaning of Section 2530.200b-2(a)(1) of the U.S. Department of Labor Regulations) for the Employer; provided, however, (a) if an Employee severs from service as a result of quit, discharge or retirement and then returns to service within 12 months, the period of severance shall be deemed a period of service, and (b) if an Employee is absent from service for any reason other than quit, discharge, retirement or death and during the absence a quit, discharge or retirement occurs, the period of time between the severance from service date (i.e., the date of quit, discharge or retirement) and the first anniversary of the date on which the employee was first absent shall be taken in account, if the employee returns to service on or before such first anniversary date.

Solely for purposes of determining whether a Break-in-Service has occurred, an Employee who is absent from work for any period by reason of the (a) pregnancy of the Employee (b) the birth of a child of the Employee, (c) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) caring for such child for a period beginning immediately following such birth or placement, shall be credited with a sufficient Period of Service to prevent a Break-in-Service; provided, however, the Employee shall have a Severance from Service Date which is the second anniversary of the first day of such absence if the Employee is absent from service beyond the first anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence from work shall not be deemed a period of service nor a period of severance.

An Employee who is reemployed and is subject to reemployment under the Uniformed Services Reemployment Rights Act of 1994 (“USERRA”) shall not be treated as having incurred a Break in Service by reason of the individual’s period of qualified military service as defined in USERRA.

For purposes of this Section 1.11, a “severance from service” shall occur on the earlier of (a) the date on which an Employee quits, retires, is discharged or dies, or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

1.12         Change Date  shall mean the first day of each calendar month and such other dates as may be specified by the Administrative Committee.

1.13         Code  shall mean the Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision, any successor provision, and any applicable regulation pertaining thereto.

1.14         Company  shall mean Rockwood Specialties Inc. or any successor legal entity.

1.15         Compensation  shall mean all remuneration for services rendered paid by the Employer to an Employee, including, without limitation, bonuses, overtime and commissions, but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee to the extent that, at the time of payment, it is reasonable to believe such amounts are deductible by the Employee under Code Section 217, the value of any non-qualified stock option granted to a Highly Compensated Employee by the Employer, amounts paid to a Highly Compensated Employee to enable such Employee to pay taxes on certain items of compensation received from the Employer, and items which would be excluded from the definition of “compensation” within the meaning of Treas. Reg. Section 1.415-2(d)(3). Compensation includes compensation which is not currently includible in the Participant’s gross income by reason of the application of Code Section 125, Code Section 402(e)(3), or Code Section 402(h)(1)(B). Effective as of January 1, 2001, Compensation shall also include amounts not includible in the Employee’s gross income by reason of the application of Code Section 132(f).

Notwithstanding the foregoing, the Compensation taken into account for an Employee for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

Effective for January 1, 2008, Compensation shall also include Post-Severance Compensation.  “Post-Severance Compensation” means, for Plan Years that begin on or after January 1, 2008, the following amount(s) that would have been included in the definition of Compensation if the amounts were paid prior to the Employee’s Severance from Service Date, provided such amount(s) are paid to the Employee by the later of 2½ months after the

Employee’s Severance from Service Date or the end of the Plan Year that includes the Employee’s Severance from Service Date:

(i)            The payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)           The payment would have been paid to the Employee prior to a Severance from Service Date if the Employee had continued in employment with the Employer.

Post-Severance Compensation shall also include: (a) payment for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if his or her employment had continued; and (b) payment received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to that the payment is includible in the Employee’s gross income.

Any other payment that is not described above shall not be considered Post-Severance Compensation if paid after the Employee’s Severance from Service Date, even if paid within the time period described above. Accordingly, Post-Severance Compensation shall not include severance pay, or parachute payments within the meaning of Code Section 280G(b)(2), if they are paid after the Employee’s Severance from Service Date, and shall not include post-severance payments under a non-qualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the Employee’s severance from employment.

Effective for Plan Years beginning on or after January 1, 2009, Compensation shall include any payments made to an Employee in qualified military service, as defined under Code Section 414(u), while on active duty for a period of more than thirty (30) days that represents all or a portion of the wages that the Participant would have received if the Participant were performing services for the Employer during such time.

1.16         Contribution Percentage  shall mean the ratio (expressed as a percentage to the nearest 1/100th of 1%) of the Employer Matching Contributions under the Plan on behalf of an Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year. For purposes of determining Contribution Percentage, an Eligible Participant’s Compensation for a Plan Year shall not include Compensation during (i) any period prior to the date such Eligible Participant entered the Plan, and (ii) any period when the Eligible Participant was not an Eligible Participant. In addition, in determining Contribution Percentage, Employer Matching Contributions which are forfeited because they relate to Excess Contributions or Excess Deferrals shall not be taken into account.

1.17         Defined Benefit Plan  shall mean any plan of the type defined in Code Section 414(j) maintained by the Company or an Affiliate.

1.18         Defined Contribution Plan  shall mean any plan of the type defined in Code Section 414(i) maintained by the Company or an Affiliate.

1.19         Disability  shall mean a physical or mental condition which results in the Participant’s total and permanent inability to meet the requirements of the Participant’s customary employment in a satisfactory manner, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, that such disability:

(a)           was not contracted, suffered, or incurred while the Participant was engaged in, or did not result from his or her having engaged in, a criminal enterprise; or

(b)           was not sustained while the Participant was employed by anyone other than the Company or an Affiliate. A Participant shall not be considered to have a Disability unless he or she furnishes proof of the existence of such Disability to the Administrative Committee in the form and manner, and at such time, as the Administrative Committee may request.

1.20         Effective Date  shall mean January 1, 2011 the effective date of this amendment and restatement of this Plan, except as otherwise provided.

1.21         Elective 401(k) Deferrals  shall mean contributions made to the Plan by the Employer pursuant to a Participant’s 401(k) Election.

1.22         Eligible Employee  shall mean all Employees of the Employer other than: (a) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and an employee representative (not including any organization more than half of whose members are owners, officers or executives of the Employer) in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such bargaining agreement specifically provides for participation in the Plan (and then, only to the extent provided in such bargaining agreement); (b) Leased Employees and other individuals providing services to the Employer pursuant to an agreement between the Employer and a third party, even if they are not “leased employees” under Code Section 414(n); (c) individuals providing services pursuant to contracts designating them as independent contractors or consultants, or individuals designated by the Employer as independent contractors or consultants; and (d) any other individual who is compensated, directly or indirectly, by the Employer and with respect to whom such compensation is not treated by the Employer at the time of payment as being subject to statutorily required payroll tax withholding, such as withholding of federal and/or state income tax and/or withholding of the Employee’s share of Social Security tax, provided that statutorily required backup withholding shall not be considered to be payroll tax withholding. The foregoing exclusions from the definition of “Eligible Employee” shall apply notwithstanding any contrary determination of employee status by any court or governmental agency including, but not limited to, the Internal Revenue Service or the Department of Labor.

1.23         Eligible Participant  shall mean any Eligible Employee who has met the service requirements of Section 2.1.

1.24         Employee  shall mean any person in an employee-employer relationship with the Company or an Affiliate (as reported on the Company’s or an Affiliates payroll records) and shall include Leased Employees.  Notwithstanding the foregoing, if such Leased Employees do not constitute more than 20% of the nonhighly compensated work force, within the meaning of Code Section 414(n)(5)(C)(ii), of the Company and its Affiliates, the term “Employee” shall not include those Leased Employees covered by a plan described in Code Section 414(n)(5).

1.25         Employer  shall mean the Company and each Participating Affiliate in the Plan pursuant to Section 14.7.

1.26         Employer-Derived Account Balance  shall mean the balance of a Participant’s Employer Nonelective Contributions Subaccount, Profit-Sharing Contributions Subaccount and Employer Matching Contributions Subaccount.

1.27         Employer Matching Contributions  shall mean any contribution to the Plan made by the Employer and allocated to a Participant’s Employer Matching Contributions Subaccount by reason of the Participant’s 401(k) Election.

1.28         Employer Matching Contributions Subaccount  shall mean the separate subaccount established for a Participant pursuant to Section 4.1(b).

1.28A      Employer Nonelective Contributions  shall mean any contribution made to the Plan and allocated to a Participant’s Employer Nonelective Contributions Subaccount in accordance with Section 3.1.5.

1.28B      Employer Nonelective Contributions Subaccount  shall mean the separate subaccount established for a Participant pursuant to Section 4.1(e).

1.29         Employment  shall mean services performed for the Company or an Affiliate as an Employee.

1.30         Employment Commencement Date  shall mean the date on which an Employee first performs an Hour of Service.

1.31         Entry Date  shall mean the first day of every calendar month and such other dates as may be specified by the Administrative Committee.

1.32         ERISA  shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any successor provision, and any applicable regulation pertaining thereto.

1.33         Excess Aggregate Contributions  shall mean, with respect to any Plan Year, the aggregate amount of Employer Matching Contributions made for the Plan Year on behalf of Highly Compensated Employees in excess of the maximum amount of such contributions permitted under Section 3.4.1, determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages.

1.34         Excess Contributions  shall mean, with respect to any Plan Year, the aggregate amount of Elective 401(k) Deferrals made for the Plan Year on behalf of Highly Compensated Employees in excess of the maximum amount of such contributions permitted under Section 3.3.1(b), determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages.

1.35         Excess Deferral  shall mean the amount of Elective 401(k) Deferrals under this Plan in excess of the adjusted annual dollar limit of Section 3.3.1 below, or the amount of Elective 401(k) Deferrals that a Participant allocates to this Plan pursuant to the claim procedure set forth in Section 3.3.1(a).

1.36         401(k) Election  shall mean the election by a Participant to make Elective 401(k) Deferrals in accordance with Section 3.1.2.

1.37         401(k) Subaccount  shall mean the separate subaccount established for a Participant pursuant to Section 4.1(a).

1.38         Highly Compensated Employee  shall mean, with respect to any Plan Year, an Employee who performs services for the Company or any Affiliate during the Plan Year, and:

(a)           was a 5% owner (as defined in Code Section 414(q)(2)) during the Plan Year or the preceding Plan Year; or

(b)           had compensation (as defined in Code Section 415(c)(3)) in excess of $80,000, as adjusted in accordance with Code Section 415(d), for the preceding Plan Year and was in the top-paid group for such preceding Plan Year. The top-paid group is the group consisting of the top 20% of Employees when ranked on the basis of compensation.

A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when he or she separated from service or at any time after attaining age 55.  The determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q).

1.39         Hour of Service  shall mean service credited in accordance with the elapsed time method under Treasury Regulation Section 1.410(a)-7.  Accordingly, for purposes of the Employee’s rights with respect to eligibility to participate, vesting and benefit accrual, the Plan shall credit the period of time which elapses while the Employee is employed (i.e., while the employment relationship exists) with the Employer, regardless of the actual number of hours he or she completes during such period. An Employee’s service shall be taken into account for purposes of eligibility to participate and vesting as of the date he or she first performs an hour of service within the meaning of Treasury Regulation Section 2530.200b-2(a)(1) for the Employer. Service shall be taken into account for the period of time from the date the Employee first performs such an hour of service until the date he or she severs from service with the Employer.

The date an Employee severs from service shall be the earlier of the date the Employee quits, is discharged, retires or dies, or the first anniversary of the date the employee is absent from service for any other reason (e.g., disability, vacation, leave of absence, layoff, etc.). If an Employee is granted a leave of absence (and if no intervening event occurs), the Severance from Service Date shall occur one year after the date the Employee was first absent on leave, and this one year of absence shall be taken into account as service for the Employee. A quit, discharge, retirement or death within the year after the beginning of an absence for any other reason shall result in an immediate severance from service.

For purposes of eligibility to participate and vesting, an Employee who has severed from service by reason of a quit, discharge or retirement may be entitled to have a period of time of 12 months or less taken into account by the Employer if the Employee returns to service within a certain period of time and performs an hour of service within the meaning of Treasury Regulation Section 2530.200b-2(a)(1). In general, the period of time during which the Employee must return to service shall begin on the date the Employee severs from service as a result of a quit, discharge or retirement and ends on the first anniversary of such date. However, if the Employee is absent for any other reason (e.g., layoff) and then quits, is discharged or retires, the period of time during which the Employee may return and receive credit shall begin on the Severance from Service Date and end one year after the first day of absence (e.g., first day of layoff). A severance from service (e.g., a quit), or an absence (e.g., layoff) followed by a severance from service, shall not result in a period of time of more than one year being required to be taken into account after an Employee severs from service or is absent from service.

For purposes of benefit accrual, an Employee shall be entitled to have his or her service taken into account from the date he or she begins to participate in the Plan until the Severance from Service Date. Periods of severance under any circumstances are not required to be taken into account.

1.40         Investment Fund  shall mean an investment fund, if any, in which the Trust may be invested pursuant to Section 12.1.

1.41         Investment Manager  shall mean any person appointed pursuant to Section 12.4 having the power to direct the investment of assets in accordance with that Section.

1.42         Leased Employee  shall mean, pursuant to Code Section 414(n), any person who is not a common law employee of the Company or an Affiliate and who provides services to the Company or an Affiliate if:

(a)           Such services are provided pursuant to an agreement between the Company or the Affiliate and any other person (called a “leasing company”);

(b)           Such person has performed such services for the Company or the Affiliate on a substantially full-time basis for a period of at least one year; and

(c)           Such services are performed under primary direction or control by the Company or the Affiliate.

1.43         Leave of Absence  shall mean a leave granted by the Employer or an Affiliate in accordance with its standard personnel policies applied in a nondiscriminatory manner to all

Employees similarly situated. Leave of Absence shall also include an unpaid leave under the Family and Medical Leave Act of 1993.

1.44         Non-Highly Compensated Employee  shall mean an Employee of the Company or an Affiliate who is not a Highly Compensated Employee.

1.45         Normal Retirement Age shall mean age 65.

1.46         Participant  shall mean an Eligible Employee who has commenced, but not terminated, participation in the Plan as provided in Article II.

1.47         Participating Affiliate  shall mean any Affiliate which has duly adopted the Plan with the consent of the Company and has not withdrawn therefrom.

1.48         Period of Service  shall mean a period beginning on an Employee’s Employment Commencement Date (or re-Employment Commencement Date, as applicable) and ending on the Employee’s Severance from Service Date.

1.49         Period of Severance  shall mean a period beginning on an Employee’s Severance from Service Date and ending on the date the Employee earns an Hour of Service.

1.50         Plan  shall mean the Rockwood Retirement Plan as stated herein and as amended from time to time.

1.51         Plan Year  shall mean the calendar year.

1.52         Primary Employee  shall mean each Eligible Employee other than (a) a Seconded Employee or (b) an Employee included in a unit of employees covered by a collective bargaining agreement between the Employer and an employee representative (not including any organization more than half of whose members are owners, officers or executives of the Employer) in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such bargaining agreement specifically provides for participation in Plan (and then, only the extent provided in such bargaining agreement).

1.53         Profit-Sharing Contribution  shall mean any contribution made to the Plan and allocated to a Participant’s Profit-Sharing Contributions Subaccount in accordance with Section 3.1.4.

1.54         Profit-Sharing Contributions Subaccount  shall mean the separate subaccount established for a Participant pursuant to Section 4.1(c).

1.55         Reduction-in-Force  shall mean the reduction of an Employer’s workforce due to a voluntary or involuntary Termination of Employment where the Participant is eligible to receive severance pay and/or severance benefits under an employment termination program or severance plan, program or arrangement offered by an Employer to at least 5 Participants within a period not exceeding 6 months.

1.56         Rollover Contribution  shall mean a direct rollover of distributions from the following types of plans: qualified plans described in Code Section 401(a) or 403(a), including after-tax employee contributions; annuity contracts described in Code Section 403(b), excluding after-tax employee contributions; and eligible plans under Code Section 457(b) which are maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. In addition, Rollover Contributions will include participant rollover distributions from individual retirement accounts or annuities described in Code Section 408(a) or 408(b) that are eligible to be rolled over and would otherwise be includible in gross income.

1.57         Rollover Contributions Subaccount  shall mean the separate subaccount established for a Participant pursuant to Section 4.1(d).

1.58         Seconded Employee  shall mean an Employee of the Employer who participates in any non-United States pension plan sponsored by the Company or any Affiliate.

1.59         Severance from Service Date  shall mean the earlier of (a) the date the Employee quits, retires, is discharged, or dies, or (b) the first anniversary of the first date of a period in which an Employee is absent for any other reason; provided, however, that an Employee shall not experience a Severance from Service Date while the Employee is on lay-off or Leave of Absence if the Employee returns to Employment immediately following the end of the lay-off or Leave of Absence. If the Employee does not return to Employment immediately following the end of the lay-off or Leave of Absence, such Employee shall be deemed to have had a Severance from Service Date as of his or her first day of absence due to lay-off or Leave of Absence.

1.60         Spousal Consent  shall mean the written consent of a Participant’s Surviving Spouse to an election or designation by the Participant under the Plan. Such consent shall acknowledge the effect of the Participant’s election or designation, shall specify the alternate Beneficiary or alternate form of benefit, as appropriate (unless a general consent is executed), and shall be witnessed by either a representative of the Administrative Committee or a notary public. Spousal Consent shall not be necessary if the Participant establishes to the satisfaction of the Administrative Committee that he or she has no Spouse, his or her Spouse cannot be located or such other circumstances exist as the Administrative Committee may, in accordance with applicable regulations, deem appropriate to waive the requirement of Spousal Consent. Spousal Consent, once given, may be revoked only with the consent of the Participant. Spousal Consent shall be valid and binding only with respect to the Spouse who gave the consent.

1.61         Spouse  shall mean the person legally married to a Participant, including satisfying the requirements of the Federal Defense of Marriage Act.

1.62         Surviving Spouse  shall mean the Spouse of a Participant on the earlier of: (a) the date of the Participant’s death; or (b) the Participant’s Benefit Commencement Date.

1.63         Termination of Employment  shall mean the voluntary or involuntary severance of Employment.  Notwithstanding any provision of this Plan to the contrary, effective as of January 1, 2007, a Participant’s change in status from an Eligible Employee to Leased Employee shall not be deemed to be a Termination of Employment or a distribution event under Article VI.

1.64         Trust  shall mean the trust established under the Plan in which Plan assets are held.

1.65         Trust Agreement  shall mean the agreement between the Company and the Trustee with respect to the Trust.

1.66         Trustee  shall mean the person appointed as trustee pursuant to Article X, and any successor trustee.

1.67         Valuation Date  shall mean each business day or such other dates as may be specified by the Administrative Committee.

1.68         Vesting Service  shall mean the service credited to a Participant under Section 5.2 for purposes of determining the Participant’s vested percentage in his or her Account.

1.69         Year of Service  shall mean, in determining service to be taken into account for purposes of eligibility to participate, vesting and benefit accrual, each Period of Service unit which is 12-consecutive-months.  For purposes of eligibility to participate and vesting, the Period of Service shall run from the Employment Commencement Date (or re-Employment Commencement Date, as applicable) until the Severance from Service Date. For purposes of benefit accrual, a Period of Service shall run from the date that a Participant commences participation under the Plan until his or her Severance from Service Date. An Employee shall be credited with the period of time which runs during any absence from service (other than for reason of a quit, retirement, discharge or death) which is 12 months or less.

ARTICLE II

PARTICIPATION

2.1           Admission as a Participant

2.1.1        Each Eligible Employee who was a Participant in the Plan or The Rockwood Specialties, Inc. Money Purchase Pension Plan immediately prior to the Effective Date shall be a Participant in the Plan as of the Effective Date.

2.1.2        Each Eligible Employee shall become a Participant in the Plan on the Entry Date coinciding with or next following such Eligible Employee’s completion of at least thirty (30) days of Employment, provided he or she is an Eligible Employee on such date.  This paragraph shall be interpreted in accordance with the elapsed time method set forth in Treasury Regulation Section 1.410(a)-7.

2.1.3        Notwithstanding Section 2.1.2 above, the Company may, in its discretion, provide an earlier Entry Date or grant past service credit for eligibility purposes to individuals who become Employees through an acquisition of assets or an entity by an Employer or Affiliate or through a merger or consolidation of an entity with or into an Employer or an Affiliate or any other similar transaction; provided, however, that any such provision shall be subject to the nondiscrimination requirements of Code Section 401(a)(4).

2.1.4        Each Participant shall be entitled to make Elective 401(k) Deferrals, and each Participant who is a Primary Employee shall be entitled to have Employer Matching Contributions, contributed to his or her Account upon (a) execution and delivery to the Administrative Committee of a 401(k) enrollment form, and (b) submission of any information reasonably required by the Administrative Committee for proper administration of the Plan. Any Participant in the Plan shall for all purposes be deemed conclusively to have assented to the provisions of the Plan.

2.1.5        An Eligible Employee who has attained his or her Normal Retirement Age and who continues as an Eligible Employee shall continue to be eligible to actively participate in the Plan until his or her actual retirement. Participation shall terminate as provided in Section 2.3.

2.2           Rehired Employees

2.2.1        An Employee who has a Termination of Employment before earning a vested interest in his or her Account Balance and who again becomes an Employee shall lose credit for his or her Periods of Service prior to such Termination of Employment if his or her Period of Severance equals or exceeds the greater of five years or his or her Periods of Service prior to such Termination of Employment. This paragraph shall be interpreted in accordance with the elapsed time method set forth in Treasury Regulation Section 1.410(a)-7.

2.2.2        If a Participant who has a Termination of Employment again becomes an Eligible Employee and his or her prior Years of Service (i.e., Period of Service) are not disregarded under Section 2.2.1, then he or she shall again become a Participant in the Plan as of the first date on which he or she again becomes an Eligible Employee. However, no Elective 401(k) Deferrals or

Employer Matching Contributions shall be contributed to his or her Account until the first payroll period after he or she has again executed and delivered a 401(k) enrollment form in accordance with Section 2.1.4 above.

2.2.3        If an Employee or Participant who has a Termination of Employment again becomes an Eligible Employee and his or her prior Years of Service (i.e., Period of Service) are disregarded under Section 2.2.1, then he or she shall be treated as a new Employee.

2.2.4        A former Employee who has a Termination of Employment and subsequently performs an Hour of Service within 12 months of his or her Severance from Service Date, such Employee’s Period of Severance shall instead be included as part of his or her Period of Service for purposes of participation and vesting. This paragraph shall be interpreted in accordance with the service spanning rules set forth in Treasury Regulation Section 1.410(a)-7.

2.3           Termination of Participation

An individual shall cease to be a Participant on the earliest of:

(a)           payment to him or her or on his or her behalf of all vested benefits due to him or her under the Plan at a time when he or she is no longer eligible for any future contributions;

(b)           his or her Termination of Employment when he or she has no vested interest in his or her Account; or

(c)           his or her death.

2.4           Rollover Membership

An Eligible Employee who makes a Rollover Contribution in accordance with Section 3.5 shall become a Participant as of the date of such contribution even if he or she has not yet satisfied the requirements of Section 2.1; provided, however, that such an Eligible Employee shall be a Participant only with respect to his or her Rollover Contributions Subaccount and shall not be eligible to make or receive any other type of contribution under the Plan until he or she has satisfied the requirements under Section 2.1.

ARTICLE III

CONTRIBUTIONS

3.1           Employer Contributions

3.1.1        Subject to the limitations set forth in this Article III, the Employer shall contribute to the Trust an amount equal to the sum of:

(a)           Elective 401(k) Deferrals in such amount as determined in accordance with Section 3.1.2;

(b)           Employer Matching Contributions in such amount as determined in accordance with Section 3.1.3;

(c)           Profit-Sharing Contributions in such amount, if any, as determined in accordance with Section 3.1.4; and

(d)           Effective as of January 1, 2011, Employer Nonelective Contributions in such amount as determined in accordance with Section 3.1.5.

3.1.2        Elective 401(k) Deferrals

(a)           Subject to the limitations set forth in Sections 3.3, 3.8 and 3.9, the Employer shall contribute to the Trust on behalf of each of its Employees who has a 401(k) Election in effect for any payroll period an amount equal to the deferral percentage elected by each such Participant on his or her 401(k) Election, multiplied by his or her Compensation for the payroll period. The amount elected by a Participant pursuant to a 401(k) Election cannot be less than 1% or greater than 40% (in 1% increments) of the Participant’s Compensation. The 401(k) Election shall be made on a form provided by the Administrative Committee. A Participant may elect to change the percentage of his or her Elective 401(k) Deferral effective as of any Change Date by filing the appropriate form with the Administrative Committee on or before the deadline established by the Administrative Committee for filing such form. A Participant may elect to cancel any 401(k) Election at any time by filing the appropriate form with the Administrative Committee, and such election shall become effective as soon as practicable. A Participant who elects to cancel his or her Elective 401(k) Deferrals may elect to resume such deferrals as of any Change Date following such cancellation by filing a new 401(k) Election with the Administrative Committee. The Administrative Committee may reduce the amount of any 401(k) Election or may make such other modifications as necessary so that the Plan complies with the provisions of Code Section 401 and all contributions are currently deductible under Code Section 404. All contributions pursuant to a 401(k) Election shall be made by reducing the Participant’s Compensation for each payroll period by the amount determined pursuant to the 401(k) Election. The Administrative Committee may establish such additional rules and procedures with respect to the making, changing and resumption of contributions pursuant to 401(k) Elections (including suspension from contributions) as it shall determine.

(b)           Notwithstanding paragraph (a) above, and as soon as is practicable as determined by the Administrative Committee, all Employees who are eligible to make Elective 401(k)

Deferrals and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of making such catch-up contributions. This paragraph (b) shall apply only if all other applicable employer plans (within the meaning of Code Section 414(v)(6)(A)) of the Company and the Affiliates permit all eligible participants (within the meaning of Code Section 414(v)(5)) to make the same catch-up elections, as required under Code Section 414(v)(4); provided, however, that no eligible participant shall be permitted to make catch-up contributions under more than one applicable employer plan.

(c)           Notwithstanding any provision of the Plan to the contrary, except for occasional, bona fide administrative considerations, Elective 401(k) Deferrals made pursuant to an election under paragraph (a) above shall not precede the earlier of (1) the performance of services relating to such Elective 401(k) Deferrals, and (2) when the Compensation subject to such Elective 401(k) Deferral election would be currently available to the Employee in the absence of an election to defer.

3.1.3        Employer Matching Contributions

Subject to the limitations set forth in Sections 3.4, 3.8 and 3.9, Employer Matching Contributions shall be made by the Employer to the Trust on behalf of each of its Primary Employees, who has participated in the Plan for at least three months and who has a 401(k) Election in effect for any payroll period, in an amount equal to 50% of the Participant’s Elective 401(k) Deferral, up to 6% of the Participant’s Compensation, made for the payroll period. An Employer Matching Contribution shall not be made with respect to a Participant’s Elective 401(k) Deferrals in excess of 6% of his or her Compensation for any payroll period.

Subject to the limitations set forth in Sections 3.4 and 3.8, Employer Matching Contributions also shall be made by the Employer to the Trust on behalf of each of its Primary Employees who has elected to make a catch-up contribution pursuant to Section 3.1.2(b) in an amount equal to 50% of the Participant’s catch-up contribution. However, in no event shall the total Employer Matching Contributions made on behalf of any Participant exceed 6% of his or her Compensation.

In addition to the Employer Matching Contributions provided in the preceding paragraphs, a “True-Up Employer Matching Contribution” shall be made for the benefit of each eligible Participant (as provided below), with respect to each Plan Year beginning on or after January 1, 2007.  The True-Up Employer Matching Contribution amount shall be difference between subsection (a) and (b) below, if any:

(a)           The amount resulting from recalculating the Employer Matching Contribution for the applicable Plan Year by assuming that it is an amount equal to 50% of the Participant’s Elective 401(k) Deferral, up to 6% of the Participant’s total Compensation for the applicable

Plan Year (rather than any payroll period); provided, however, that the resulting Employer Matching Contribution amount shall not exceed 6% of the Participant’s Compensation for such Plan Year.  Any Elective 401(k) Deferral distributed to a Participant pursuant to Sections 3.3.1, 3.3.2 and 3.3.3 shall not be considered for this calculation.

(b)           The actual Employer Matching Contribution credited to the Participant’s Employer Matching Contribution Subaccount for the applicable Plan Year.  An Employer Matching Contributions forfeited in connection with the distribution of Elective 401(k) Deferrals pursuant to Section 3.3.1, 3.3.2 and 3.3.3 shall not be considered for this calculation.  Further, any Employer Matching Contribution distributed or forfeited pursuant to the Section 3.4.1, 3.4.2 and 3.4.3 shall not be considered for this calculation.

In no event shall the total Employer Matching Contribution and True-Up Employer Matching Contribution for the applicable Plan Year shall not exceed 6% of the Participant’s Compensation for such Plan Year.  True-Up Employer Matching Contributions shall be subject to the applicable limits imposed by the Code.

The True-Up Employer Matching Contribution calculation shall be performed as soon as administratively practicable following the end of each applicable Plan Year.  A Participant shall be eligible to receive a True-Up Employer Matching Contribution (if any) for the applicable Plan Year if he or she was eligible for Employer Matching Contributions for such Plan Year.  True-Up Employer Matching Contributions, if any, shall be contributed to the Plan without adjustment for any earnings and/or losses.

3.1.4        Profit-Sharing Contributions

(a)           Subject to the limitations set forth in Sections 3.8 and 3.9, for each Plan Year, the Employer may contribute to the Plan an amount, if any, to be determined by Employer in its sole and absolute discretion; provided, however, that any such contribution shall not exceed 4% of the Employee’s Compensation for the portion of the Plan Year in which the Employee is a Participant in the Plan. Any such contribution by an Employer shall be allocated among each Employee of the contributing Employer during the Plan Year who:

(i)            is employed in “eligible employment” (as defined below) on the last day of the Plan Year and is credited with the following service for such Plan Year:

(A)            for Plan Years beginning prior to January 1, 2002, at least 1,000 Hours of Service for such Plan Year,

(B)             for Plan Years beginning on or after January 1, 2002, but prior to January 1, 2011, a Period of Service of at least 6 months during such Plan Year, and

(C)             for Plan Years beginning on or after January 1, 2011, a Period of Service of at least 30 days during such Plan Year;

(ii)           is on a Leave of Absence on the last day of the Plan Year, provided the Primary Employee was employed in “eligible employment”‘ immediately prior to such Leave of Absence;

(iii)          died or became Disabled during the Plan Year at a time when he or she was employed in “eligible employment;” or

(iv)          terminated Employment during the Plan Year on or after attainment of Normal Retirement Age at a time when he or she was employed in “eligible employment.”

For purposes of this Section 3.1.4, “eligible employment” shall mean employment as a Primary Employee or employment with an Affiliate that is not an Employer in a position under which the Employee would be a Primary Employee if the Affiliate were an Employer.

(b)           Profit-Sharing Contributions with respect to any Plan Year shall be allocated to the Profit-Sharing Contributions Subaccount of each Employee eligible for such an allocation under (a) above according to the ratio that the Employee’s Compensation from the Employer for the portion of the Plan Year that he or she was an Employee bears to the aggregate of such Compensation of all Employees eligible for such an allocation.

3.1.5        Employer Nonelective Contributions

Subject to the limitations set forth in Sections 3.8 and 3.9, for each Plan Year beginning on or after January 1, 2011, the Employer shall contribute an Employer Nonelective Contribution to the Plan on behalf of each Employee entitled to receive an Employer Nonelective Contribution for that Plan Year equal to 3% of the Employee’s Compensation for the portion of the Plan Year in which the Employee is a Participant in the Plan.  An Employee shall be entitled to receive an Employer Nonelective Contribution for a Plan Year if the Employee:

(a)           is employed in “eligible employment” (as defined below) on the last day of the Plan Year and is credited with a Period of Service of at least 30 days during such Plan Year;

(b)           is on a Leave of Absence on the last day of the Plan Year, provided the Primary Employee was employed in “eligible employment”‘ immediately prior to such Leave of Absence;

(c)           died or became Disabled during the Plan Year at a time when he or she was employed in “eligible employment;” or

(d)           terminated Employment during the Plan Year on or after attainment of Normal Retirement Age at a time when he or she was employed in “eligible employment.”

For purposes of this Section, “eligible employment” shall mean employment as a Primary Employee or employment with an Affiliate that is not an Employer in a position under which the Employee would be a Primary Employee if the Affiliate were an Employer.

3.2           After-Tax Contributions

No Participant after-tax contributions shall be required or permitted under the Plan.

3.3           Elective 401(k) Deferral Limitations

3.3.1        Elective 401(k) Deferral Limits

Elective 401(k) Deferrals shall be subject to the following:

(a)           Code Section 402(g) Dollar Limit

A Participant’s Elective 401(k) Deferrals made under this Plan, and/or any other plans, and his or her elective deferrals made under all other plans of the Company and its Affiliates during any taxable year shall not exceed the adjusted limit imposed on elective deferrals for such year under Code Section 402(g). This limit shall not apply to the extent permitted under Plan Section 3.1.2(a) and Code Section 414(v).

A Participant may claim Excess Deferrals for any taxable year by filing a written claim with the Administrative Committee not later than the March 1 following the taxable year for which the Excess Deferrals were contributed. Any such claim shall specify the amount of the Participant’s Excess Deferrals for the year and shall be accompanied by the Participant’s written statement that, if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code Section 402(g)(3) (whether or not maintained by the Company or an Affiliate), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. Excess Deferrals shall be distributed in accordance with Section 3.3.2 below.

(b)           Average Actual Deferral Percentage Test

The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for any Plan Year must satisfy one of the following tests:

(i)            The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)           The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the excess of the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees over the prior Plan Year’s Average Actual Deferral Percentage for Eligible Participants who were Non-Highly Compensated Employees is not more than two percentage points.

At the Company’s election, the current Plan Year’s Average Actual Deferral Percentage data for Eligible Participants who are Non-Highly Compensated Employees may be used; provided, however, that if an election to use current Plan Year data is made, it cannot be changed except as provided by the Secretary of the Treasury.

This Section 3.3.1(b) shall not apply to the extent permitted under Plan Section 3.1.2(a) and Code Section 414(v).

(c)           Aggregation of Elective 401(k) Deferrals

(i)            For purposes of this Section 3.3.1, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective 401(k) Deferrals allocated to his or her account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate shall be determined as if all such Elective 401(k) Deferrals were made under a single arrangement.

(ii)           In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining Average Actual Deferral Percentages as if all such plans were a single plan.

3.3.2        Distribution of Excess Deferrals

(a)           Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 following the close of the taxable year for which the Participant’s Excess Deferrals were contributed. Excess Deferrals may be returned during the taxable year in which they were made only if designated as Excess Deferrals. The income or loss allocable to Excess Deferrals shall be determined through the end of the taxable year to which the contributions relate by the Administrative Committee in accordance with applicable regulations.

For taxable years beginning on or after January 1, 2007, gap-period earnings shall be included with the distribution of Excess Deferrals (as defined in Code Section 402(g)(2)(A)) to the extent the Participant is or would be credited with an allocable gain or loss on such Excess Deferrals for the gap-period, if the total amount were to be distributed.  Any income and/or losses earned during the gap-period shall be allocated to all Participants and to all corrective distributions for the taxable year in a consistent and non-discriminatory manner. The gap period income and/or losses allocable to a Participant’s Excess Deferrals shall be determined by any one of the methods provided in Treasury Regulation Section 1.402(g)-1(e)(5).  However, if contrary legal guidance is promulgated after April 30, 2007, then excess deferrals shall be adjusted for income and/or losses only to the extent mandated by such guidance.  For purposes of this paragraph, the “gap period” means the period between the close of the applicable Plan Year and prior to the distribution; provided, however, that income or loss for the “gap period” may be determined as of a date that is no more than seven days before the date of distribution.

Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2008, “gap period” gain or loss shall not be required on corrective distributions of Excess Deferrals.

(b)           Employer Matching Contributions related to Excess Deferrals, together with any allocable income or loss, shall be forfeited and used to reduce Employer Matching Contributions, Employer Nonelective Contributions and Profit-Sharing Contributions. For this purpose, Excess Deferrals shall be deemed attributable first to unmatched Elective 401(k) Deferrals.

3.3.3        Distribution of Excess Contributions

Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the close of the Plan Year following the Plan Year for which the Excess Contributions were made in accordance with the following:

(a)           The Excess Contributions with respect to Highly Compensated Employees shall be distributed in accordance with the following procedure.

(i)            The total amount of Excess Contributions for all affected Highly Compensated Employees shall be calculated in accordance with Section 1.34.

(ii)           The Elective 401(k) Deferrals of the Highly Compensated Employee with the highest dollar amount of Elective 401(k) Deferrals for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Employee’s Elective 401(k) Deferrals to equal the dollar amount of Elective Compensated Employee with the next highest dollar amount of Elective 401(k) Deferrals.  This amount is then distributed to such Highly Compensated Employee with the highest dollar amount of Elective 401(k) Deferrals.  However, if a lesser reduction under this Section 3.3.3(a)(ii) would equal the total Excess Contributions, then such lesser reduction amount shall be distributed.

(iii)          Notwithstanding anything to the contrary in this Section, prior to the distribution of any Excess Contributions, all or a part of the Excess Contributions, as applicable, shall be recharacterized as catch-up contributions for catch-up contribution eligible Participants, up to the catch-up contributions limit for the applicable Plan Year in accordance with the requirements of Treasury Regulation Section 1.414(v)-1(d)(2)(iii).

(iv)          If the total dollar amount distributed is less than the total Excess Contributions for the Plan Year for all affected Highly Compensated Employees the process described in this Section 3.3.3(a)(ii) shall be repeated until the total dollar amount distributed equals the Excess Contributions for the year.

(b)           The income or loss allocable to Excess Contributions shall be determined through the end of the Plan Year to which the contributions relate by the Administrative Committee in accordance with applicable regulations. Effective as of January 1, 2006, the income or loss allocable to Excess Contributions shall be determined in accordance with the requirements of Treasury Regulation Section 1.401(k)-2(b)(2)(iv) as follows:  The income or loss attributable to the Excess Contributions shall be the sum of (i) the income or loss on such contributions for the

Plan Year, determined under any reasonable method, and (ii) the income or loss on such Excess Contributions for the “gap period”, determined under such reasonable method.  Any reasonable method used to determine income or loss hereunder shall be used consistently for all Participants and for all corrective distributions under the Plan for the applicable Plan Year.  For purposes of this paragraph, the “gap period” means the period between the close of the applicable Plan Year and prior to the distribution; provided, however, that income or loss for the “gap period” may be determined as of a date that is no more than seven days before the date of distribution.  Notwithstanding anything in this paragraph to the contrary, the Administrative Committee may elect, in a non-discriminatory manner, not to distribute “gap period” income with respect to any Plan Year beginning on or after January 1, 2008.  Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2008, “gap period” gain or loss shall not be required on corrective distributions of Excess Contributions.

(c)           Employer Matching Contributions related to Excess Contributions, together with any allocable income or loss, shall be forfeited and used to reduce Employer Matching Contributions, Employer Nonelective Contributions and Profit-Sharing Contributions. For this purpose, Excess Contributions shall be deemed attributable first to unmatched Elective 401(k) Deferrals.

3.4           Employer Matching Contribution Limitations

3.4.1        Limit on Employer Matching Contributions

For each Plan Year, Employer Matching Contributions shall be subject to the following provisions:

(a)           Contribution Percentage Test

For Employer Matching Contributions made on behalf of Highly Compensated Employees for each Plan Year, the Average Contribution Percentage for Primary Employees who are Highly Compensated Employees for the Plan Year must not exceed the greater of:

(i)            The Average Contribution Percentage for Primary Employees who were Non-Highly Compensated Employees for the prior Plan Year, multiplied by 1.25; or

(ii)           The lesser of (A) the Average Contribution Percentage for Primary Employees who were Non-Highly Compensated Employees for the prior Plan Year, multiplied by 2.0; or (B) the prior Plan Year’s Average Contribution Percentage for Primary Employees who were Non-Highly Compensated Employees plus two percentage points.

At the Company’s election, the current Plan Year’s Average Contribution Percentage data for Primary Employees who are Non-Highly Compensated Employees may be used; provided, however, that if an election to use prior Plan Year data is made, it cannot be changed except as provided by the Secretary of the Treasury.

(b)           Aggregation of Contributions

(i)            For purposes of this Section 3.4.1, the Contribution Percentage for any Primary Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to receive matching contributions or to make employee after-tax contributions under one or more other plans described in Code Section 401 (a) that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan aggregated with this Plan.

(ii)           In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining Average Contribution Percentages as if all such plans were a single plan.

3.4.2        Distribution of Excess Aggregate Contributions

Notwithstanding any other provisions of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed or forfeited to the extent not vested no later than the last day of the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made in accordance with the following:

(a)           The Excess Aggregate Contributions with respect to Highly Compensated Employees shall be distributed in accordance with the following procedure.

(i)            The total amount of Excess Contributions for all affected Highly Compensated Employees shall be calculated in accordance with Section 1.33.

(ii)           The Employer Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Employer Matching Contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Employee’s Employer Matching Contributions to equal the dollar amount of Employer Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Employer Matching Contributions.  This amount is then distributed to such Highly Compensated Employee with the highest dollar amount of Employer Matching Contributions.  However, if a lesser reduction under this Section 3.3.3(a)(ii) would equal the total Excess Aggregate Contributions, then such lesser reduction amount shall be distributed.

(iii)          If the total dollar amount distributed in less than the total Excess Aggregate Contributions for the Plan Year for all affected Highly Compensated Employees, the process described in Section 3.4.2(a)(ii) is repeated until the total dollar amount distributed equals the total excess contributions for the Plan Year.

(b)           The income or loss allocable to Excess Aggregate Contributions shall be determined through the end of the Plan Year to which the contributions relate by the Administrative Committee in accordance with applicable regulations.  Effective as of January 1,

2006, the income or loss allocable to the Excess Aggregate Contributions shall be determined in accordance with the requirements of Treasury Regulation Section 1.401(m)-2(b)(2)(iv) as follows:  The income or loss attributable to the Excess Aggregate Contributions shall be the sum of (i) the income or loss on such contributions for the Plan Year, determined under any reasonable method, and (ii) the income or loss on such Excess Aggregate Contributions for the “gap period”, determined under such reasonable method.  Any reasonable method used to determine income or loss hereunder shall be used consistently for all Participants and for all corrective distributions under the Plan for the applicable Plan Year.  For purposes of this paragraph, the “gap period” means the period between the close of the applicable Plan Year and prior to the distribution; provided, however, that income or loss for the “gap period” may be determined as of a date that is no more than seven days before the date of distribution.  Notwithstanding anything in this paragraph to the contrary, the Administrative Committee may elect, in a non-discriminatory manner, not to distribute “gap period” income with respect to any Plan Year beginning on or after January 1, 2008.  Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2008, “gap period” gain or loss shall not be required on corrective distributions of Excess Aggregate Contributions.

3.4.3        [Reserved]

3.5           Rollover Contributions

Any Eligible Employee may make a Rollover Contribution to the Plan. A Rollover Contribution shall be in cash only or such other property as may be acceptable under rules established by the Administrative Committee. The Administrative Committee may condition acceptance of a contribution intended to be a Rollover Contribution upon receipt of such documents as it may require. In the event that an Eligible Employee makes a contribution pursuant to this Section 3.5 intended to be a Rollover Contribution but which the Administrative Committee later concludes did not qualify as a Rollover Contribution, the Trustee shall distribute to the Eligible Employee, as soon as practicable after that conclusion is reached, the amount of such contribution, together with any earnings thereon.

3.6           Timing of Contributions

The Employer shall transfer Profit-Sharing Contributions and Employer Nonelective Contributions, as applicable, to the Trustee no later than the last day prescribed by law for the filing of the Employer’s federal income tax return (including extensions thereon) for the taxable year of the Employer which includes the last day of the Plan Year for which such contributions were made. The Employer shall transfer Elective 401(k) Deferrals to the Trustee as soon as practicable following the end of each month, but in no event later than the 15th business day of the month following the month in which the Elective 401(k) Deferral would otherwise have been payable to the Participant in cash. The Employer shall transfer Employer Matching Contributions to the Trustee at such time as it shall determine, but in no event later than the last day prescribed by law for the filing of the Employer’s federal income tax (including extensions thereof) for the taxable year of the Employer which includes the last day of the Plan Year for which such contributions were made.  The Employer shall transfer True-Up Employer Matching Contribution (if any) to the Trustee at such time as it shall determine, but in no event later than the last day prescribed by law for the filing of the Employer’s federal income tax (including extensions thereof) for the taxable year of the Employer which includes the last day of the Plan Year for which such contributions were made.

3.7           Forfeitures

Any Forfeitures arising under the Plan shall be applied to reduce Employer Matching Contributions, Employer Nonelective Contributions and Profit-Sharing Contributions.

3.8           Limitation on Allocations

3.8.1        As used in this Section 3.8 and in Section 3.9, each of the following terms shall have the meaning for that term set forth in this Section 3.8.1:

(a)           Annual Additions means, for each Participant, the sum of the following amounts credited to the Participant’s Account for the Limitation Year under this Plan or another Defined Contribution Plan maintained by the Company or an Affiliate:

(i)            Company or Affiliate contributions;

(ii)           Employee contributions;

(iii)          forfeitures;

(iv)          amounts described in Code Section 415(1)(1) and Code Section 419A(d)(2); and

(v)           allocations under a simplified employee pension.

Amounts attributable to Rollover Contributions, trust to trust transfers and catch-up contributions made in accordance with, and subject to the limitations of, Code Section 414(v) shall not be Annual Additions.

Excess Deferrals which are not distributed before the April 15 following the taxable year to which they relate and Excess Contributions and Excess Aggregate Contributions shall be treated as Annual Additions.

(b)           [Reserved]

(c)           [Reserved]

(d)           [Reserved]

(e)           Excess Amount means the excess of the Participant’s Annual Additions for the Limitation Year involved over the Maximum Permissible Amount for that Limitation Year.

(f)            Limitation Compensation means an Employee’s compensation as determined pursuant to Code Section 415(c)(3). Limitation Compensation shall be subject to the adjusted dollar limitation under Code Section 401(a)(17).

(g)           Limitation Year means each 12-consecutive month period ending on the same last day as the Plan Year.

(h)           Maximum Permissible Amount means, for a Limitation Year and with respect to any Participant, the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (ii) 100% of the Participant’s Limitation Compensation for the Limitation Year provided, however, that the percentage of Limitation Compensation limit shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 419A(d)(2)) after Termination of Employment which is otherwise treated as an Annual Addition, or (B) an amount otherwise treated as an Annual Addition under Code Section 415(l)(1). This Section 3.8.1(h) shall not apply to the extent permitted under Plan Section 3.1.2(a) and Code Section 414(v).

(i)            [Reserved]

3.8.2        The amount of Annual Additions which may be credited to the Participant’s Accounts for any Limitation Year shall not exceed the Maximum Permissible Amount. If the Employer contribution that could otherwise be made or allocated to the Participant’s Account would cause the Annual Additions on behalf of the Participant for the Limitation Year to exceed the Maximum Permissible Amount with respect to that Participant for the Limitation Year, the amount to be contributed or allocated will be reduced so that the Annual Additions on behalf of the Participant for the Limitation Year will equal such Maximum Permissible Amount.

(a)           Prior to determining the Participant’s actual Limitation Compensation for a Limitation Year, the Administrative Committee may determine the Maximum Permissible Amount for the Participant for the Limitation Year on the basis of a reasonable estimation of the Participant’s Limitation Compensation for that Limitation Year. Such estimated Limitation Compensation shall be uniformly determined for all Participants similarly situated.

(b)           As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Limitation Compensation for the Limitation Year.

(c)           If a Participant is credited with an Annual Addition under any other Defined Contribution Plan maintained by the Company or an Affiliate, before any Annual Addition is reduced under such other Defined Contribution Plan, Annual Additions to this Plan shall be reduced to bring all such Plans in conformity with Code Section 415(c).

(d)           In the event the amount of Annual Additions made on behalf of a Participant during any Limitation Year beginning on or after January 1, 2009 exceeds the Maximum Permissible Amount, such excess Annual Additions shall be corrected using the correction methods available under the Internal Revenue Service’s Employee Plans Compliance Resolution System (EPCRS), as it may be amended from time to time.

3.9           [Reserved]

3.10         Return of Employer Contributions Under Special Circumstances

Notwithstanding any provision of this Plan to the contrary, upon timely written demand by an Employer to the Trustee:

(a)           Any contribution made by the Employer under a mistake of fact shall be returned to the Employer by the Trustee within one year after the payment of the contribution.

(b)           Any contribution made by the Employer shall be returned to the Employer within one year after a current deduction for the contribution under Code Section 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed.

(c)           Any contribution made by the Employer shall be returned to the Employer by the Trustee within one year after notification from the Internal Revenue Service following a timely application for determination as to initial qualification that the Plan is not a qualified plan.

Contributions returned to the Employer under (a) or (b) shall be net of any investment losses but shall not include any earnings thereon.

3.11         Profits Not Required

All contributions to the Plan may be made without regard to the current or accumulated earnings or profits of the Employer. The Plan shall, however, continue to be designated as a profit sharing plan for purposes of the Code.

3.12         Contributions Conditioned on Deductibility

All contributions made under the Plan are made on the condition that they are currently deductible under Code Section 404; provided, however, that no contributions shall be returned to the Employer except as provided in Section 3.10.

ARTICLE IV

ACCOUNTS, INVESTMENTS AND ALLOCATIONS

4.1           Establishment of Participant Accounts

The Administrative Committee shall establish and maintain an Account in the name of each Participant and shall credit or cause to be credited all amounts allocable to each such Participant to the following subaccounts:

(a)           401(k) Subaccount.  Any Elective 401(k) Deferrals allocable to the Participant and the earnings, losses and expenses attributable thereto.

(b)           Employer Matching Contributions Subaccount.  Any Employer Matching Contributions allocable to the Participant and the earnings, losses and expenses attributable thereto.

(c)           Profit-Sharing Contributions Subaccount.  Any Profit-Sharing Contributions allocable to the Participant and the earnings, losses and expenses attributable thereto.

(d)           Rollover Contributions Subaccount.  Any Rollover Contributions allocable to the Participant and the earnings, losses and expenses attributable thereto.

(e)           Employer Nonelective Contributions Subaccount.  Any Employer Nonelective Contributions allocable to the Participant and the earnings, losses and expenses attributable thereto.

Additional subaccounts may be maintained from time to time, in the Administrative Committee’s discretion, to facilitate the administration of the special provision reflected in the Appendices to the Plan.  The maintenance of separate subaccounts under this Section 4.1 is for accounting purposes only, and a physical segregation of assets of the Trust to each separate subaccount shall not be required. Any distribution to a Participant or Beneficiary, or any withdrawal by or loan to a Participant under Article VI, shall be charged to the appropriate subaccount of the Participant in accordance with procedures established by the Administrative Committee.

4.2           Investment of Funds

If Investment Funds are established pursuant to Section 12.1, then the contributions and Account Balance of a Participant or the Account Balance of a Beneficiary of a deceased Participant shall be invested among the Investment Funds as directed by the Participant or Beneficiary in accordance with and subject to Section 12.1.2. Investment directions by a Participant or Beneficiary may be made or changed as of each business day once a calendar month, subject to such procedures as may be established by the Administrative Committee (including, but not limited to, requirements for prior notice and investments in minimum increments). In the event that a Participant, for any reason, fails to provide proper initial investment directions, contributions allocated to such Participant shall be entirely invested in the default Investment Fund or Funds designated by the Administrative Committee from time to time.

4.3           Allocation of Earnings to Accounts

All earnings or income received on any investment credited to a Participant’s or Beneficiary’s Account under the Plan shall be reinvested in additional interests in such investment and shall be credited to such subaccount.

4.4           Allocation Report

The Administrative Committee shall deliver to each Participant and Beneficiary of a deceased Participant, at least quarterly, a statement for the Account of such Participant or Beneficiary which shows the activity since the prior statement date and the market value of the Account as of the current statement date and any other information deemed appropriate by the Administrative Committee.

4.5           Allocation Corrections

Any error or omission in the statement provided pursuant to Section 4.4 shall be corrected as necessary to remedy such error or omission.

ARTICLE V

VESTING AND TOP-HEAVY PROVISIONS

5.1           Determination of Vesting

5.1.1        A Participant shall at all times have a vested percentage of 100% in the balance of his or her 401(k) Subaccount, Rollover Contributions Subaccount and Employer Nonelective Contributions Subaccount.

5.1.2        A Participant who has a Termination of Employment due to death or Disability or who has a Termination of Employment on or after attainment of Normal Retirement Age shall have a vested percentage of 100% in his or her Account.

5.1.3        A Participant shall be fully vested at all times in his or her Employer Matching Contributions Subaccount and Profit-Sharing Contributions Subaccount; provided, however, the vested percentage of a Participant in contributions made to his or her Employer Matching Contributions Subaccount and Profit-Sharing Contributions Subaccount prior to July 31, 2004 shall be determined in accordance with the following schedule:

Completed Years	Vested
of Vesting Service	Percentage
Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

Different vesting schedules may apply from time to time to certain assets held by the Plan as reflected in the Appendices to the Plan.

5.1.4        Notwithstanding the foregoing, any Participant with 3 or more years of Vesting Service who, prior to attaining Normal Retirement Age, has an involuntary or voluntary Termination of Employment as a result of a Reduction in Force shall be 100% vested in his or her Account; provided, however, that such provision shall be implemented in a uniform and nondiscriminatory manner.

5.2           Rules for Crediting Vesting Service

5.2.1        A Participant’s Vesting Service shall equal the sum of paragraphs (a) and (b) below.

(a)           Subject to the limitations set forth in Sections 5.2.2 and 5.2.3, a Participant shall earn a year of Vesting Service for each one year Period of Service he or she completes. For purposes of determining a one year Period of Service for vesting, non-successive Periods of Service shall be aggregated on the basis that Periods of Service totaling 12 months (with 30 days deemed to be a month in the case of the aggregation of fractional months) or 365 days shall equal a whole year Period of Service. This paragraph shall be interpreted in accordance with the elapsed time method set forth in Treasury Regulation Section 1.410(a)-7.

(b)           In addition, the Company may, in its discretion, grant past service credit for Vesting Service to individuals who become Employees through an acquisition of assets or an entity by an Employer or Affiliate or through a merger or consolidation of an entity with or into an Employer or an Affiliate or any other similar transaction; provided, however, that any such provision shall be subject to the nondiscrimination requirements of Code Section 401(a)(4).

5.2.2        A Participant who has no vested percentage in his or her Account Balance and who has a Termination of Employment shall, if he or she again becomes an Employee, receive no credit for his or her Vesting Service prior to such Termination of Employment if his or her Period of Severance equals or exceeds the greater of five years or his or her Period Service prior to such Termination of Employment. This paragraph shall be interpreted in accordance with the elapsed time method set forth in Treasury Regulation Section 1.410(a)-7.

5.2.3        If a Participant who is less than 100% vested in his or her Employer-Derived Account Balance has a Termination of Employment and incurs a Period of Severance of at least five consecutive years, then his or her Period of Service after such Period of Severance shall be disregarded for purposes of vesting in his or her Employer-Derived Account Balance which accrued before such Period of Severance. This paragraph shall be interpreted in accordance with the elapsed time method set forth in Treasury Regulation Section 1.410(a)-7.

5.3           Rules for Crediting Service Upon Termination of Employment

5.3.1        If a Participant who is less than 100% vested in his or her Employer-Derived Account Balance terminates Employment and receives a complete distribution of his or her vested Employer-Derived Account Balance (or, under Section 6.1.2, is deemed to have received a complete distribution), then the nonvested portion of his or her Employer-Derived Account balance shall be treated as a forfeiture.

5.3.2        In the event a Participant forfeited any portion of his or her Account in accordance with Section 5.3.1 and again becomes an Eligible Employee prior to incurring a Period of Severance equaling at least five consecutive years, the nonvested portion of his or her Account shall be restored to its value as of the date of distribution (or deemed distribution). If the Participant received a distribution, his or her vested portion shall not be less than an amount (“X”) determined by the formula: X = P(AB + D) - D. For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Account Balance at the relevant time; D is the amount of the distribution; and the “relevant time” is any time prior to the time at which, under the Plan, the vested percentage in the account cannot increase. The restored amount shall be derived from amounts forfeited during the Plan Year through such Valuation Date and, if such forfeitures are not sufficient, from a contribution by the Employer.

5.3.3        The Plan shall disregard Elective 401(k) Deferrals in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2). However, the Plan shall otherwise take a Participant’s Elective 401(k) Deferrals into account in determining the Participant’s vested benefits under the Plan. Thus, for example, the Plan shall take Elective 401(k) Deferrals into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as the “rule of parity”).

5.4           Top-Heavy Provisions

5.4.1        As used in this Section 5.4, each of the following terms shall have the meanings for that term set forth in this Section 5.4.1:

(a)           Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year of the Plan, the last day of such Plan Year.

(b)           Determination Period means the Plan Year containing the Determination Date.

(c)           Key Employee means any Employee or former Employee (and the beneficiaries of such Employee) who, at any time during the Determination Period, was:

(i)            an officer of the Company or an Affiliate having an annual Limitation Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1)(A));

(ii)           [Reserved]

(iii)          a “5% owner” (as defined in Code Section 416(i)) of a Company or an Affiliate; or

(iv)          a “1% owner” (as defined in Code Section 416(i)) of a Company or an Affiliate who has an annual Limitation Compensation in excess of $150,000.

(d)           Limitation Compensation means an amount determined in accordance with Section 3.8.1(f).

(e)           Non-Key Employee means any Employee who is not a Key Employee.

(f)            Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(g)           Required Aggregation Group means (i) each Qualified Plan of the Company or an Affiliate in which at least one Key Employee participates, and (ii) any other Qualified Plan of the Company or an Affiliate which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) and Code Section 410.

(h)           Super Top-Heavy Plan means the Plan, if the Top-Heavy Ratio, as determined under the definition of Top-Heavy Plan, exceeds 90%.

(i)            Top-Heavy Plan means, for any Plan Year, the Plan if any of the following conditions exists:

(i)            If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(ii)           If the Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

(iii)          If the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Solely for the purposes of determining whether the Plan or any other plan included in an aggregation group is a Top-Heavy Plan, the accrued benefit of a Non-Key Employee shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliate, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth in Code Section 411(b)(1)(C).

(j)            Top-Heavy Ratio means, for the Plan, alone, or for the Required or Permissive Aggregation Group, as appropriate, either (i) or (ii) or (iii) below:

(i)            If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any “simplified employee pension” within the meaning of Code Section 408(k)) and the Company or any Affiliate has never maintained any Defined Benefit Plan which, during the one year period ending on the Determination Date, has or has had accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances, in each case computed in accordance with Code Section 416; provided, however, that the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416; and further provided, however, that the numerator and denominator of the Top-Heavy Ratio shall include any part of any account balance distributed within the one year period ending on the Determination Date due to severance from employment, separation from service, death, or disability, and shall also include any part of any account balance distributed for any other reason within the five year period ending on the Determination Date.

(ii)           If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any “simplified employee pension” within the meaning of Code Section 408(k)) and the Company or any Affiliate maintains or has maintained one or more Defined Benefit Plans which, during the one year period ending on the Determination Date, has or has had any accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the aggregated Defined Contribution Plans for all Key Employees, determined in accordance with (iv) above, plus the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees as of the Determination Date and the denominator of which is the sum of the account balances under the aggregate Defined Contribution Plans for all Participants, determined in accordance with (iv) above, plus the present value of accrued benefits under the Defined Benefit Plans for all such Participants as of the Determination Date, all determined in accordance with Code Section 416; provided, however, that the numerator and denominator of the Top-Heavy Ratio shall include any accrued benefit under a Defined Benefit Plan distributed within the one year period ending on the Determination Date due to severance from employment, separation from service, death, or disability, and shall also include any part of any account balance distributed for any other reason within the five year period ending on the Determination Date.

(iii)          For purposes of determining the Top-Heavy Ratio, the value of account balances will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a Defined Benefit Plan. The account balances of any Participant who (a) is a Non-Key Employee, but who was a Key Employee in a prior year, or (b) has not performed an Hour of Service with the Company or any Affiliate at any time during the one year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416. When aggregating plans, the value of account balances will be calculated with reference to the Determination Dates that fall within the same calendar year.

(k)           Top-Heavy Valuation Date means the date as of which account balances or accrued benefits are valued to calculate the Top-Heavy Ratio.

5.4.2        If the Plan is determined to be a Top-Heavy Plan as of any Determination Date, then notwithstanding any Plan provision to the contrary, it shall be subject to the rules set forth in the balance of this Section 5.4, beginning with the first Plan Year commencing after such Determination Date.

5.4.3        (a) Except as provided in Section 5.4.3(b), and except to the extent any other Defined Contribution Plan (other than, prior to January 1, 2011, The Rockwood Specialties Inc. Money Purchase Pension Plan) or Defined Benefit Plan provides such minimum benefit to the Participant, for any Plan Year in which the Plan is a Top-Heavy Plan, contributions and forfeitures allocated to the Profit-Sharing Contributions Subaccount of any Participant who is a Non-Key Employee with respect to that Plan Year shall not be less than the smaller of-

(i)            3% of such Participant’s Limitation Compensation, or

(ii)           the largest percentage of contributions and forfeitures, as a percentage of the Key Employee’s Compensation, allocated to the Account of any Key Employee for that year.

Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and this paragraph (a). The preceding sentence shall apply with respect to Employer Matching Contributions under this Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, employer matching contributions under such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall also be counted for purposes of the Average Contribution Percentage test of Plan Section 3.4.1 and other requirements of Code Section 401(m).  Further, qualified non-elective contributions described in Code Section 401(m)(4)(c) may be treated as employee contributions for purposes of the minimum contribution requirements under Code Section 416.

(b)           The provision in (a) above shall not apply to any Participant who was not employed by the Company or an Affiliate on the last day of the Plan Year.

5.4.4        In the event that any provision of this Section 5.4 is no longer required to qualify the Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.

ARTICLE VI

AMOUNT AND PAYMENT OF BENEFITS TO PARTICIPANTS

6.1           Termination of Employment

6.1.1        Subject to the Appendices to the Plan (as applicable), a Participant shall be entitled to receive the vested portion of his or her Account Balance upon a Termination of Employment which constitutes a “severance from employment” under Code Section 401(k).

6.1.2        Subject to (a) and (b) below, Section 6.2, and the Appendices to the Plan (as applicable) a Participant’s Benefit Commencement Date shall be the date determined under Section 6.1.3.

(a)           A Participant who terminates Employment prior to his or her Normal Retirement Date may make a written election (with Spousal Consent, if married) to receive his or her vested Account Balance as of a date prior to his or her Normal Retirement Date, provided such election is made during the 180-day period preceding his or her Benefit Commencement Date. The Administrative Committee shall notify the Participant (and the Participant’s Spouse, if any) of the right to defer any distribution until the Participant’s Required Distribution Date. Such notification shall include a general description of the material features of the optional forms of benefit under the Plan in a manner which would satisfy the notice requirements of Treasury Regulations Section 1.411 (a)-11. Such notice shall be provided no less than 30 days and no more than 180 days prior to the Benefit Commencement Date. However, distribution may commence less than 30 days after such notice is provided, so long as (i) the Participant (and his or her Spouse, if applicable) has been provided with information that clearly indicates that he or she has at least 30 days to consider whether to consider the decision of whether or not to elect a distribution; and (ii) the Participant (and his or her Spouse, if applicable) affirmatively elects a distribution.

(b)           Notwithstanding (b) above, if a Participant’s vested Account Balance does not exceed $1,000, the Participant’s vested Account Balance shall be paid to him or her in a lump sum distribution as soon as practicable following his or her Termination of Employment. For this purpose, if a Participant does not have a vested interest in any subaccount (and thus is not entitled to any distribution from such subaccount), the Participant shall be deemed to have received a complete distribution of his or her interest in such subaccount upon termination of Employment.

6.1.3        Subject to the Appendices to the Plan (as applicable), unless the Participant otherwise elects, in no event shall he or she begin to receive a benefit later than the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:

(a)           the date the Participant attains his or her Normal Retirement Age;

(b)           the Participant’s termination of employment; or

(c)           the 10th anniversary of the year in which the Participant commenced participation in the Plan.

Notwithstanding the foregoing, a Participant who terminates employment may elect to defer receipt of his or her benefit until his or her Required Distribution Date. In no event shall a Participant begin to receive his or her benefit later than is required under Section 6.2.3.

6.2           In-Service Distributions

6.2.1        Subject to the Appendices to the Plan (as applicable), prior to Termination of Employment, a Participant who is at least age 59-1/2 may elect to withdraw all or any part of his or her vested Account Balance; provided, however, that any such withdrawal shall be permitted only if Spousal Consent (if married) to the withdrawal is obtained within 90 days prior to the date of the withdrawal, and provided, further, that any such withdrawal shall be subject to such rules and procedures as the Administrative Committee may establish.  A Participant who has incurred a Disability may also elect to withdraw all or any part of his or her vested Account Balance in accordance with this Section 6.2.1.

6.2.2        Subject to the Appendices to the Plan (as applicable), prior to Termination of Employment, a Participant may request a distribution from his or her 401(k) Subaccount due to hardship. The amount of a hardship withdrawal from a Participant’s 401(k) Subaccount shall not exceed the amount of his or her Elective 401(k) Deferrals (without earnings). A hardship withdrawal shall be permitted only if (1) the Administrative Committee determines that it is due to an immediate and heavy financial need (in accordance with (a) below) and is necessary to satisfy such financial need (in accordance with (b) below), and (2) the Participant obtains Spousal Consent to such withdrawal within 90 days prior to the date of the withdrawal. A withdrawal under this Section 6.2.2 shall be subject to such rules and procedures as the Administrative Committee may establish.

(a)           A distribution shall be considered due to an immediate and heavy financial need only if it is due to:

(i)            medical expenses described in Code Section 213(d) of the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Code Section 152);

(ii)           the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)          the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or his or her Spouse, children or dependents;

(iv)          the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence:

(v)           the funeral expenses of a member of the Participant’s family; or

(vi)          any other condition or event which the Commissioner of the Internal Revenue Service determines is a deemed immediate and financial need.

(b)           A distribution will be considered necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(i)            the distribution will not be in excess of (A) the amount of the immediate and heavy financial need of the Participant, plus (B) such amount as the Administrative Committee deems necessary to provide for federal, state and local income and penalty taxes which may reasonably be anticipated to result from the distribution;

(ii)           the Participant is unable to satisfy the need by borrowing from commercial sources on reasonable commercial terms;

(iii)          the Participant has made reasonable liquidation of his or her assets;

(iv)          the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer and the Affiliates; and

(v)           the Participant’s Elective 401(k) Deferrals and any other elective contributions and employee contributions, to the Plan and all other plans maintained by the Employer (as defined in Treasury Regulation Section 1.401(k)-1(d)(3)(iv)(F)) will be suspended for at least 6 months after receipt of the hardship distribution;

(vi)          [Reserved]

(c)           Effective as of January 1, 2002, Section 6.4 shall apply with respect to the minimum required distributions under Code Section 401(a)(9).

6.2.3        [Reserved]

6.2.4        Subject to the Appendices to the Plan (as applicable), prior to Termination of Employment, a Participant may elect to withdraw all or any part of his or her Rollover Contributions Subaccount; provided, however, that any such withdrawal shall be permitted only if Spousal Consent to the withdrawal is obtained within 90 days prior to the date of the withdrawal, and provided, further, that any such withdrawal shall be subject to such rules and procedures as the Administrative Committee may establish.

6.3           Loans

6.3.1        Subject to the Appendices to the Plan (as applicable), a Participant or Beneficiary who is a “party in interest” within the meaning of ERISA Section 3(14) may submit an application to the Administrative Committee to borrow from his or her Account an amount which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Employer and Affiliates, is not in excess of the lesser of:

(a)           $50,000, reduced by the excess, if any, of (i) the highest outstanding balance of loans from the Plan or any other qualified retirement plan maintained by the Employer or an Affiliate during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of any such other loan on the date on which the loan is made, or

(b)           50% of the vested portion of his or her Account Balance.

6.3.2        If approved, each such loan shall comply with the following conditions:

(a)           It shall be evidenced by a negotiable promissory note.

(b)           The rate of interest payable on the unpaid balance of such loan shall be a reasonable rate determined by the Administrative Committee.

(c)           The loan, by its terms, must require substantial level amortization of repayments (to be made not less frequently than quarterly) within five years; provided, however, that if the proceeds of the loan are used to acquire any dwelling unit which, within any reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant, the repayment schedule may be for a reasonable term in excess of five years.

(d)           In the event of a default, foreclosure on the promissory note will not occur until a distributable event occurs under Article VI or Article VIII. Notwithstanding the foregoing, upon the failure of a Participant to make loan payments because of the bankruptcy of the Participant or some other event of default set forth in the promissory note, or upon the occurrence of a distributable event under Article VI or Article VIII, such loan will become due and payable, and the unpaid balance of such loan, including any unpaid interest, may, in the Administrative Committee’s discretion, be charged against the Participant’s Account Balance. The unpaid balance of such loan, including unpaid interest, shall be charged against the Participant’s Account Balance before any distribution to the Participant or a Beneficiary.

(e)           The loan shall be adequately secured; provided however, that not more than 50% of the Participant’s vested Account Balance shall be used as security for a loan.

(f)            A Participant must obtain Spousal Consent to any loan within the 90-day period prior to the time any portion of the Participant’s Account Balance is used to secure the loan. A new Spousal Consent must be obtained in the event the loan is renegotiated, extended, renewed, or otherwise revised.

6.3.3        Any loan of a Participant shall be charged solely against the Account of the borrowing Participant. Principal and interest payments with respect to the loan shall be credited solely to the Account of the borrowing Participant from which the loan was made. Any loss caused by nonpayment or other default on a Participant’s loan obligations shall be borne solely by that Account.

6.3.4        The Administrative Committee may adopt written rules and procedures for loans which are hereby incorporated by reference.

6.3.5        Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Administrative Committee may make reasonable distinctions based upon creditworthiness, other obligations of the Participant, the ability to repay through payroll deductions and other factors that may adversely affect the ability to assure repayment through payroll deduction.

6.3.6        Plan loans under this Section 6.3 shall be administered in accordance with Code Section 72(p) and the regulations thereunder.

6.4           Minimum Required Distributions

6.4.1        General Requirements

(a)           Effective Date.  The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

(b)           Coordination with Minimum Distribution Requirements Previously in Effect.  The required minimum distributions for 2002 under this Section will be determined as follows.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section is less than the amount determined under this Section, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section.

(c)           Precedence.  The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(d)           Requirements of Treasury Regulations Incorporated.  All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9) the incidental death benefit requirements of Code Section 401(a)(9)(G), and the final Treasury Regulations Section 1.401 (a)(9)-2 through Section 1.401 (a)(9)-9.

6.4.2        Time and Manner of Distribution

(a)           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)            If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, then, except as provided in Article VIII, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(ii)           If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then, except as provided in Article VIII, distributions to the designated beneficiary will begin in December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)          If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)          If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subsection 6.4.2(b), other than subsection 6.4.2(b)(i), will apply as if the Surviving Spouse were the Participant.

For purposes of this subsection 6.4.2(b) and subsection 6.4.4, unless subsection 6.4.2(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date.  If subsection 6.4.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subsection 6.4.2(b)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subsection 6.4.2(b)(i), the date distributions are considered to begin is the date distributions actually commence.

(c)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections 6.4.2(b)(i) and 6.4.4 of this Section.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

6.4.3        Required Minimum Distributions During Participant’s Lifetime

(a)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)            the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)           if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(b)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this subsection 6.4.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

6.4.4        Required Minimum Distributions After Participant’s Death

(a)           Death On or After Date Distributions Begin

(i)            Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)         The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)          If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)          If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)           Death Before Date Distributions Begin.

(i)            Participant Survived by Designated Beneficiary.  Except as provided in Article VIII, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection 6.4.4(a).

(ii)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)          Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subsection 6.4.2(b)(i), this subsection 6.4.4(b) will apply as if the Surviving Spouse were the Participant.

6.4.5        Definitions

For purposes of this Section 6.4, the following definitions shall apply:

(a)           Designated beneficiary.  The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(b)           Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection 6.4.2(b).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)           Life expectancy.  Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(d)           Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)           Required beginning date.  The date specified in the Plan when distributions under Code Section 401(a)(9) are required to begin.

ARTICLE VII

FORMS OF PAYMENT OF ACCOUNTS

7.1           Methods of Distribution

The “Normal Form” of benefit for all Participants shall be a lump sum distribution. Distributions from a Participant’s vested Account under Article VI (other than a loan), shall be distributed in the Normal Form unless the Participant elects to receive his or her benefit in monthly, quarterly or annual installments, payable over any period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant’s designated Beneficiary.

A Participant who has elected to receive an installment distribution may at any time elect to discontinue such installment payments and have the unpaid vested Account Balance paid in a lump sum distribution. In the event a Participant who has elected to receive an installment distribution dies after his or her Benefit Commencement Date, but before the payment of the final installment, the unpaid installments shall be paid to the Participant’s Beneficiary. The Beneficiary may elect to continue receiving such installments or to have the unpaid vested Account Balance paid in a lump sum distribution. In the event a Participant dies before his or her Benefit Commencement Date, any election of a form of payment shall be void, and the Participant’s vested Account Balance shall be distributed in accordance with Article VIII.

Distributions shall be subject to the requirements of Code Section 401(a)(9) and any applicable Appendices to the Plan.

7.2           Election of Optional Forms

7.2.1        An optional form of benefit payment provided for in Section 7.1 may be elected in accordance with procedures established by the Administrative Committee, which are hereby incorporated by reference.

7.2.2        [Reserved]

7.2.3        [Reserved]

7.2.4        [Reserved]

7.3           Direct Rollovers

7.3.1        Notwithstanding any provision in this Plan to the contrary, a Participant or a Beneficiary who is the Surviving Spouse of a Participant may elect to have all or a portion of any amount payable to him or her from the Plan which is an “eligible rollover distribution” (as defined in Section 7.3.2 below) transferred directly to an “eligible retirement plan” (as defined in Section 7.3.2 below). Without limiting the generality of the foregoing, the Administrative Committee shall be permitted to allow a direct rollover of a Participant’s loan under the Plan (and related promissory note) to a qualified trust described in Code Section 401(a) or a qualified annuity plan described in Code Section 403(a).

Effective as of January 1, 2008, a distributee may elect to have an eligible rollover distribution paid directly to a Roth IRA (as defined in Code Section 408A); provided, however, for taxable years beginning prior to January 1, 2010, a distributee shall not be permitted to make a qualified rollover contribution (as defined in Code Section 408A(e)) from the Plan to a Roth IRA if, for the year the eligible rollover distribution is made, the Participant has a modified adjusted gross income exceeding $100,000 or is married and files a separate return (as provided in Code Section 408A(c)(3)(b)). Any such election shall be made in accordance with such uniform rules and procedures as the Administrative Committee may prescribe from time to time as to the time and manner of the election in accordance with Code Section 401(a)(31).

Notwithstanding anything in the Plan to the contrary, for distributions after December 31, 2009, a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) may roll over all or any portion of his distribution in any direct trustee to trustee to an individual retirement account established by the Beneficiary which meets the requirements of an inherited individual retirement account under Code Section 402(c)(11) if the distribution otherwise meets the definition of an eligible rollover distribution as described in Section 7.3.2(a).

7.3.2        Definitions for purposes of this Section 7.3

(a)           “Eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee other than: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary; (2) any distribution for a specified period of ten years or more; (3) any distribution to the extent such distribution is required under Code Section 401(a)(9); or (4) the portion of any distribution that is not includable in gross income.  Hardship withdrawals under Section 6.2.2 shall not be eligible rollover distributions, and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(b)           “Eligible retirement plan” shall mean, with respect to a Participant, an individual retirement account or annuity described in Code Section 408(a) or 408(b)(“IRA”), an annuity plan described in Code Section 403(a) or a qualified plan described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

ARTICLE VIII

DEATH BENEFITS

8.1           Payment of Account Balances.  Subject to the Appendices to the Plan (as applicable), in the event of the death of a Participant while an Employee, the Participant’s entire Account Balance shall be payable to his or her Beneficiary. In the event of the death of a Participant after Termination of Employment but before his or her Benefit Commencement Date, the Participant’s vested Account Balance shall be payable to his or her Beneficiary. If Section 8.1.2 does not apply, benefits shall be payable as soon as practicable after the Participant’s death in a lump sum distribution unless the Beneficiary instead elects one of the optional forms of benefit available under Section 7.1. In the event of a Participant’s death after his or her Benefit Commencement Date, any unpaid vested Account Balance shall be payable in accordance with the form of benefit elected by the Participant under Article VII.

Notwithstanding anything in the Plan to the contrary, effective for deaths occurring on or after January 1, 2007, if a Participant dies while in qualified military service, as defined under Code Section 414(u), and before his or her Benefit Commencement Date under the Plan, the Participant will be treated as if (i) he was reemployed by the Employer on the date immediately preceding his or her death and (ii) his or her date of death was his or her Termination of Employment.  The preceding sentence shall not apply for the purposes of determining any contributions under the Plan.

8.2           Beneficiary

8.2.1        Subject to Sections 8.2.2, 8.2.3, 8.2.4, and 8.2.5 below, and the Appendices to the Plan (as applicable), a Participant may, with Spousal Consent (if married), designate a person or persons as his or her Beneficiary by filing a written designation of Beneficiary with the Administrative Committee in the time and manner established by the Committee. If no valid designation of Beneficiary is in effect at the time of the Participant’s death, or if the designated Beneficiary does not survive the Participant, the Beneficiary shall be the Participant’s Surviving Spouse or, if there is no Surviving Spouse, the Participant’s estate. For this purpose, if the Participant and the Beneficiary die simultaneously, or if there is not sufficient evidence to establish who died first, the Participant shall be deemed to have survived the Beneficiary.

8.2.2        [Reserved]

8.2.3        Any prior designation of a Beneficiary shall be automatically revoked upon the subsequent marriage or remarriage of the Participant.

8.2.4        To the extent permitted by law and subject to any valid qualified domestic relations order (as defined in Code Section 414(p)), a Participant’s designation of his or her Spouse as Beneficiary shall be automatically revoked upon the Participant’s subsequent divorce. The Participant shall not be prevented from re-designating a former Spouse as his or her Beneficiary following a divorce.

8.3           Required Commencement

Notwithstanding any other provision of the Plan to the contrary, if a Participant dies before his or her Benefit Commencement Date, the Participant’s entire interest must be distributed within five years after the Participant’s death, except that if the designated Beneficiary is the Participant’s Surviving Spouse, then distributions must begin (a) within one year of the Participant’s death, or (b) the date the Participant would have attained age 70-1/2.

ARTICLE IX

FIDUCIARIES

9.1           Named Fiduciaries

9.1.1        The Administrative Committee (or its delegate) shall be a “named fiduciary” (within the meaning of Section 402(a)(2) of ERISA) of the Plan, with authority to control and manage the operation and administration of the Plan.

9.1.2        The Company (or its delegate) shall be the “administrator” and “plan administrator” (within the meaning of ERISA Section 3(16)(A) and Code Section 414(g), respectively) with respect to the Plan.

9.1.3        The Trustee shall be a “named fiduciary” (within the meaning of ERISA Section 402(a)(2)) of the Plan, with the authority to manage and control Trust assets in accordance with the terms of the Trust Agreement.

9.1.4        There are no “named fiduciaries” of the Plan other than the Administrative Committee and the Trustee.

9.2           Employment of Advisers

Each named fiduciary shall be authorized, to the extent it deems advisable, to designate persons who are not named fiduciaries to carry out fiduciary responsibilities allocated to it, to retain accountants, agents, attorneys, actuaries and other professional consultants and to rely upon information, statistics or analysis provided by any of such persons.

9.3           Multiple Fiduciary Capacities

Any “named fiduciary” with respect to the Plan (as defined in ERISA Section 402(a)(2)) and any other “fiduciary” (as defined in ERISA Section 3(21)) with respect to the Plan may serve in more than one fiduciary capacity.

9.4           Payment of Expenses

The reasonable expenses incident to the operation of the Plan, including, without limitation, the compensation of the Trustee, consultants, attorneys, fiduciaries and other advisors, shall be paid out of the Trust, to the extent permitted by law and not paid by the Employer. All members of the Administrative Committee shall serve without compensation from the Trust. Any determination by the Employer to pay all or part of any expense shall not in any way limit the Employer’s right to determine to have similar or other expenses paid out of the Trust assets at any other time.

9.5           Indemnification

To the extent not prohibited by state or federal law, the Company and each Participating Affiliate, jointly and severally, agree to, and shall, indemnify and hold harmless any member of the Administrative Committee or any other Employee, officer or director of an Employer from all claims for liability, loss, damage or expense (including payment of reasonable expenses in connection with defense against any such claim) which result from any exercise or failure to exercise any of the indemnified person’s responsibilities with respect to the Plan, other than by reason of gross negligence, willful misconduct or a willful failure to act.

ARTICLE X

TRUSTEE AND TRUST FUND

10.1         Establishment of Trust.  A Trust Agreement shall be executed between the Company and the Trustee, which agreement shall provide for the creation of the Trust to receive and hold all contributions and earnings therefrom. Benefits provided under the Plan and expenses of administration of the Plan shall be paid from the assets held in the Trust as directed by the Administrative Committee and the Company, respectively.

10.2         Powers and Duties of the Trustee.  The Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan in accordance with the terms of the Trust Agreement.

10.3         Exclusive Benefit.  Except as provided in Section 3.10, the Trust shall be maintained for the exclusive purpose of providing Plan benefits to Participants and their beneficiaries and paying the expenses of administration of the Plan and the Trust to the extent not paid by the Employer.

10.4         Delegation of Responsibility.  The Trustee may designate persons, including persons other than “named fiduciaries” (as defined in ERISA Section 402(a)(2)), to carry out the specified responsibilities of the Trustee and shall not be liable for any act or omission of a person so designated.

ARTICLE XI

PLAN ADMINISTRATION

11.1         The Administrative Committee

11.1.1      Administrative Committee members shall be appointed by the Company and may be removed by the Company at its discretion. Unless the Company otherwise provides, any member of the Administrative Committee who is an Employee of the Company or an Affiliate at the time of his or her appointment will be considered to have resigned from the Administrative Committee when no longer an Employee. Employees of the Company or an Affiliate shall receive no compensation for their services rendered to or as members of the Administrative Committee.

11.1.2      If more than one member is appointed, the Administrative Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. However, if less than three members are appointed, the Administrative Committee shall act only upon the unanimous consent of its members. The Administrative Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

11.1.3      A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter relating solely to himself or herself unless such person is the sole member of the Administrative Committee.

11.2         Administrative Committee Powers and Duties

The Administrative Committee is allocated such duties and powers as may be necessary to discharge its duties hereunder including, without limitation, the exclusive and discretionary authority to perform the following functions:

(a)           To make such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(b)           To interpret and construe the Plan, to resolve any Plan ambiguities and to decide any and all matters arising hereunder including, without limitation, questions of fact as to eligibility to participate in the Plan or receive benefits under the Plan or the amount and timing of benefits under the Plan; provided however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all similarly situated persons and shall be conclusively binding upon all persons interested in the Plan. The Administrative Committee has discretionary authority to grant or deny benefits under this Plan. Benefits under the Plan will be provided only if the Administrative Committee decides, in its sole discretion, that the applicant is entitled to them;

(c)           To select the Investment Funds;

(d)           To appoint one or more insurance companies;

(e)           To appoint one or more Investment Managers;

(f)            To establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;

(g)           To monitor the limits on contributions under Article III and to take action to assure that such limits are satisfied for each Plan Year;

(h)           To authorize disbursements from the Trust;

(i)            To prescribe procedures to be followed by Participants or Beneficiaries who file applications for benefits;

(j)            To approve the design of enrollment forms, Beneficiary designation forms and any other forms utilized in the administration of the Plan;

(k)           To prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information concerning the Plan;

(l)            To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

(m)          To establish such written procedures as it shall deem necessary or proper to determine the qualified status, pursuant to Code Section 414(p) of any domestic relations order received by the Administrative Committee which affects the right of a Participant and any alternate payee to payment of benefits under the Plan, and to administer distributions pursuant to any domestic relations order which the Administrative Committee determines to be a qualified domestic relations order within the meaning of Code Section 414(p);

(n)           To delegate, by written instrument to one or more administrative subcommittees with respect to each Employer, such of the powers and duties allocated herein to the Administrative Committee as it deems advisable; any such subcommittee shall consist of persons appointed by the Administrative Committee, taking into consideration designations recommended by the principal executive officer of any Employer; and

(o)           To make recommendations to the Company concerning amendments to the Plan.

11.3         Claims Procedure

The Administrative Committee hereby adopts the procedure set forth below for reviewing benefits claims under the Plans:

(a)           A Participant or Beneficiary shall submit all claims for benefits under the Plans in writing to the Administrative Committee.

(b)           The Administrative Committee shall send to the Participant or Beneficiary written notice of its decision within ninety (90) days of receiving the claim. The period may be extended to one hundred eighty (180) days if the Administrative Committee notifies the claimant in writing within the initial ninety (90) day period that special circumstances exist which require an extension of the period.  The written decision from the Administrative Committee shall set forth:

(i)            the specific reasons for the decision;

(ii)           the specific Plan provisions upon which the decision is based;

(iii)          a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim for benefits and an explanation of the reasons why such material or information is necessary;

(iv)          information regarding procedures for submitting a request for review of the decision on the claim; and

(v)           a statement of the claimant’s right to bring an action under ERISA Section 502(a) following an adverse benefit determination on review.

(c)           If the Administrative Committee denies the claim in whole or in part, the Participant or Beneficiary may submit a written request for review to the Administrative Committee within sixty (60) days of the notice of denial, pursuant to the procedures referenced in paragraph (b)(iv) above. The Participant or Beneficiary shall set forth all the grounds upon which the request for review is based and may submit issues or comments in writing. The Participant or Beneficiary (or his or her duly authorized representative) shall be entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

(d)           The Administrative Committee shall send the Participant or Beneficiary written notice of its decision within sixty (60) days after the Administrative Committee receives the request for review. The review period may be extended to one hundred twenty (120) days if the Administrative Committee notifies the claimant within the initial sixty (60) day period that special circumstances exist which require an extension of the review period. The Administrative Committee’s written decision shall set forth the specific reasons for the decision and the Plan provision on which the decision is based. The Administrative Committee’s written decision shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under ERISA Section 502(a). All such decisions of the Administrative Committee shall be final, conclusive and binding upon all Participants, Beneficiaries, and other interested persons. If no decision is received after sixty (60) days, the Participant should deem the claim on review denied.

(e)           If applicable, claims for benefits due to Disability shall be decided in accordance with the applicable disability claims procedures under Section 2560.503-1 of the U.S.

Department of Labor regulations (such procedures are hereby fully incorporated herein by this reference).

11.4         Delegation of Responsibility

The Administrative Committee may designate persons, including persons other than “named fiduciaries” (as defined in ERISA Section 402(a)(2)), to carry out the specified responsibilities of the Administrative Committee and shall not be liable for any act or omission of a person so designated.

ARTICLE XII

MANAGEMENT, CONTROL AND INVESTMENT OF PLAN ASSETS

12.1         Investment Funds

12.1.1      The Administrative Committee may establish one or more Investment Funds as it shall from time to time determine for the investment of a Participant’s Accounts. Notwithstanding the foregoing, the Administrative Committee, in accordance with Section 404(c) of ERISA, shall make available at all times at least three investment alternatives, each of which is diversified and has materially different risk and return characteristics. The investment alternatives in the aggregate shall enable each Participant, by choosing among them, to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant and which, in the aggregate, tend to minimize through diversification the overall risk of the Participant’s portfolio. The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Section 2550.404c-1 of the U.S. Department of Labor Regulations, such that, to the extent applicable, the fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of the investments instructions given by Participants and Beneficiaries under the Plan.

12.1.2      Each Participant shall exercise control over the assets in his or her Accounts and is solely responsible for his or her investment elections. The Plan fiduciaries are not empowered to advise a Participant as to the manner in which his or her Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that fund.

12.2         Valuation of Accounts

A Participant’s Accounts shall be revalued at fair market value on each Valuation Date, with earnings and losses since the previous Valuation Date being credited to the Participant’s Account. Earnings and losses of the particular Investment Funds shall be allocated in the ratio that the portion of the Account Balance of a Participant invested in a particular Investment Fund bears to the total amount invested in such fund.

12.3         Investment in Insurance Contract

The Administrative Committee may appoint one or more insurance companies to hold assets of the Plan, and may purchase insurance contracts or policies from one or more insurance companies with assets of the Plan. Neither the Trustee nor the Administrative Committee shall be liable for any act or omission of an insurance company with respect to any duties delegated to any insurance company.

12.4         The Investment Manager

12.4.1      The Administrative Committee may, by an instrument in writing, appoint one or more persons as an Investment Manager. Each person so appointed shall be (a) an investment adviser registered under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.

12.4.2      Each Investment Manager shall acknowledge in writing that it is a fiduciary (as defined in ERISA Section 3(21)) with respect to the Plan. The Company or the Administrative Committee shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Administrative Manager and the other terms and conditions under which such Investment Manager shall be retained. Neither the Trustee nor the Administrative Committee shall be liable for any act or omission of any Investment Manager and shall not be liable for following the advice of any Investment Manager with respect to any duties delegated to any Investment Manager.

12.4.3      The Administrative Committee shall have the power to determine the Trust assets to be invested pursuant to the direction of a designated Investment Manager and to set investment objectives and guidelines for the Investment Manager.

12.5         Compensation

Each insurance company, Investment Manager and Trustee shall be paid such reasonable compensation, in addition to their expenses, as shall from time to time be agreed to by the Company or other person making such appointment; provided, however, that no such compensation shall be paid to any person who is an Employee.

ARTICLE XIII

PLAN AMENDMENT OR TERMINATION

13.1         Plan Amendment

The Company shall have the right at any time to amend the Plan, by an instrument in writing, effective retroactively or otherwise, provided that no such amendment shall have any of the effects specified in Section 13.2.

13.2         Limitations of Plan Amendment

No Plan amendment shall:

(a)           authorize any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b)           decrease the Account Balance of any Participant or his or her Beneficiary under the Plan;

(c)           reduce the vested percentage of any Participant;

(d)           eliminate an optional form of benefit except to the extent permitted by Code Section 411(d)(6); or

(e)           change the vesting schedule, either directly or indirectly, unless each Participant having not less than three years of Vesting Service is permitted to elect, within a reasonable period specified by the Administrative Committee after the adoption of such amendment, to have his or her vested percentage computed without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end as the later of:

(i)            sixty days after the amendment is adopted;

(ii)           sixty days after the amendment becomes effective; or

(iii)          sixty days after the Participant is issued written notice by the Administrative Committee.

13.3         Right of the Company to Terminate Plan

The Company intends and expects that, from year to year, it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Company reserves the right, however, to terminate the Plan at any time.

13.4         Effect of Partial or Complete Termination

13.4.1      As of the date of a “partial termination” of the Plan or a complete discontinuance of contributions under the Plan, each affected Participant who is then an Employee shall become 100% vested in his or her Account Balance.

13.4.2      As of the date of a “complete termination” of the Plan, each affected Participant who is then an Employee shall become 100% vested in his or her Account Balance, and distributions shall be made as soon as practicable thereafter, as determined by the Administrative Committee, in accordance with Article VII; provided, however, if the Company or an Affiliate maintains another “alternative defined contribution plan” (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a simplified employee pension, a SIMPLE IRA as defined in Code Section 408(p), a contract or plan under Code Section 403(b), and a plan under Code Section 457), no 401(k) Subaccounts shall be distributed solely in connection with the Plan’s termination.  For purposes this paragraph, a plan is an “alternative defined contribution plan” only if it exists at any time during the period beginning on the date of Plan termination and ending 12 months after distribution of all assets from the terminated Plan.  However, if at all times during the 24-month period beginning 12 months before the date of Plan termination, fewer than 2% of the employees who were eligible under this Plan as of the date of Plan termination are eligible under the other defined contribution plan, the other plan is not an alternative defined contribution plan.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1         Plan Not a Contract of Employment

The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

14.2         Source of Benefits

Benefits under the Plan shall be paid or provided for solely from the Trust, and neither the Employer, the Administrative Committee, Trustee, Investment Manager or insurance company shall assume any liability therefor.

14.3         Benefits Not Assignable

Except as permitted in Code Section 401(a)(13) and ERISA Section 206(d), benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. The preceding sentence shall not apply to (a) loans under Article VI, or (b) the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order which the Administrative Committee determines to be a “qualified domestic relations order” (as defined in Code Section 414(p)).

14.4         Domestic Relations Orders

Any other provision of the Plan to the contrary notwithstanding, the Administrative Committee shall have all powers necessary with respect to the Plan for the proper operation of Code Section 414(p) with respect to qualified domestic relations orders referred to in Section 14.3, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and, subject to such investment control by the Administrative Committee as the Administrative Committee may deem appropriate, and the Administrative Committee may decide upon and make direct appropriate distributions therefrom. To the extent provided in a qualified domestic relations order, distribution of any portion of a Participant’s vested Account Balance allocated to an alternate payee may be made whether or not the Participant has terminated Employment or is otherwise eligible to receive a distribution. Effective as of April 6, 2007, a domestic relations order shall not fail to be treated as a qualified domestic relations order, pursuant to this Section 14.4, solely because (1) the order is issued after, or revises, another domestic relations order or qualified domestic relations order, and/or (2) solely because of the time at which it is issued; provided, however, any such domestic relations order shall be subject to the same requirements and protections that apply to qualified domestic relations orders under ERISA Section 206(d)(3).

14.5         Benefits Payable to Minors, Incompetents and Others

In the event any benefit is payable to a minor or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrative Committee, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his or her property, or otherwise is in such position or condition that the Administrative Committee believes that he or she could not utilize the benefit for his or her support or welfare, the Administrative Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or to pay the whole or any part of such benefit to the parent of such person; to the guardian, committee, conservator or other legal representative, wherever appointed, of such person; the person with whom such person is residing; or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

14.6         Merger or Transfer of Assets

14.6.1      Subject to Section 14.6.2, the Company may direct that the Plan be merged or consolidated with, or may transfer all or a portion of its assets and liabilities to, another plan or may receive assets and liabilities from another plan; without limiting the generality of the foregoing, the Company may direct that the Plan accept from, or transfer to, another plan any outstanding plan loan balances.  The Administrative Committee may take whatever action it deems necessary or appropriate to effect any such merger, consolidation or transfer. Any optional forms of benefit or other special provisions applicable to a Participant for whom an account balance has been transferred to this Plan from another plan shall be set forth in an Appendix hereto.

14.6.2      The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

14.7         Participation in the Plan By an Affiliate

14.7.1      With the consent of the Company and by duly authorized action, an Affiliate may adopt the Plan. Participating Affiliate contributions shall be allocated solely to Eligible Employees of the Participating Affiliate. Company contributions shall be allocated solely to Eligible Employees of the Company.

14.7.2      With the consent of the Company and by duly authorized action, any other Employer may terminate its participation in the Plan or withdraw from the Plan and the Trust.

14.7.3      A Participating Affiliate shall have no independent power with respect to the Plan except as specifically provided by this Section 14.7.

14.8         Action by the Company or a Participating Affiliate

Any action required to be taken by the Company or any Participating Affiliate pursuant to the terms of the Plan shall be taken by its board of directors or any person or persons duly empowered to act on its behalf.

14.9         Provision of Information

For purposes of the Plan, each Employee shall execute such forms as may be reasonably required by the Administrative Committee, and the Employee shall make available to the Administrative Committee and the Trustee any information they may reasonably request in this regard.

14.10       Notice of Address

Each person entitled to benefits under this Plan must file with the Administrative Committee, in writing, his or her post office address and each subsequent change of post office address. Any communication, statement or notice addressed to such person at his or her latest reported post office address will be binding on him or her for all purposes under the Plan.

14.11       Controlling Law

The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of New Jersey shall control the interpretation and performance of the terms of the Plan.

14.12       Military Service

Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

14.13       Conditional Adoption

Anything in the foregoing to the contrary notwithstanding, the Plan has been adopted on the express condition that the Plan will be considered by the Internal Revenue Service as qualifying under the provisions of Code Section 401(a), and the Trust will be considered as qualifying for exemption from taxation under Code Section 501(a). If the Internal Revenue Service determines that the Plan or Trust does not so qualify, the Plan shall be amended or terminated as decided by the Company.

14.14       Word Usage and Article and Section References

As used in the Plan, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Articles and Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan.

14.15       Effect of Mistake

In the event of a mistake or misstatement as to the age, eligibility, participation of an Eligible Employee, Vesting Service, the amount of contributions made by or on behalf of a

Participant or the amount of distributions made or to be made to a Participant or Beneficiary, the Administrative Committee shall, to the extent it deems it possible, make the necessary adjustments (including, but not limited to, recoupment, reduction in benefit payments, offset of benefit payments or return of overpayments) to grant to such Participant or Beneficiary the credits or distributions to which he or she is properly entitled under the Plan.

IN WITNESS WHEREOF, this Plan is hereby adopted, effective as of January 1, 2011 (except as otherwise provided herein), to be signed this 23rd day of December, 2010.

Rockwood Specialties Inc.

By:	/s/ Donna M. Abrunzo

Printed Name:	Donna M. Abrunzo

Title:	Assistant Secretary

APPENDIX A

Merger of the Ceram Tec NA Innovative Ceramic Engineering Corp. portion of the MG North America Holdings Inc. Saving Plan

A-1         Introduction.  Effective July 31, 2004 (the “merger date”), plan assets and liabilities related to Ceram Tec NA Innovative Ceramic Engineering Corp. (“Ceram Tec”) participants and beneficiaries under the MG North America Holdings Inc. Savings Plan (the “MG Savings Plan”) shall be spun-off and merged into the Plan.  The merger of the Ceram Tec portion of the MG Savings Plan into the Plan (and any resulting transfer of assets) shall comply with Code Sections 401(a)(12), 411(d)(6), and 414(l) and the Treasury regulations thereunder.  The purpose of this Appendix A is to provide for the plan spin-off and merger.  Each participant and beneficiary in the Ceram Tec portion of the MG Savings Plan shall be referred to herein as a “Appendix A member.”

A-2         Transfer of Account Balances.  As of the merger date, liabilities equal to the aggregate account balances, as adjusted through the merger date in accordance with the provisions of the MG Savings Plan, of each Appendix A member shall be transferred to the Plan and shall be credited to corresponding accounts established for each such Appendix A member under the Plan.  Thereafter, such balances shall be subject to the terms and conditions of the Plan, except as otherwise provided herein in this Appendix A.  The accounts of the Appendix A members under this Plan shall be adjusted for earnings, gains, and losses after such accounts have been invested in the investment funds as provided in Paragraph A-3 below.

A-3         Transfer of Assets.  On, or as soon as practicable following, the merger date, the assets of the trust that serves as the funding vehicle for the Ceram Tec portion of the MG Savings Plan shall be transferred to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. Trust.  Such transfers shall be in cash, except that promissory notes related to Appendix A members’ loans from the MG Savings Plan shall be transferred in-kind.  Such transferred assets (other than promissory notes) shall be invested in the investment funds designated by the Administrative Committee on or as soon as practicable following the transfer of assets to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. Trust.

A-4         Participation in the Plan.  Each Appendix A member who is employed by an Employer on the merger date shall become a member of the Plan on the merger date, subject to the conditions and limitations of the Plan, except as otherwise provided herein in this Appendix A.  Each other Appendix A member shall, on and after the merger date, be treated as an inactive member or a beneficiary (whichever is applicable) of the Plan, subject to the conditions and limitations of the Plan, except as otherwise provided herein in this Appendix A.

A-5         Contributions under the Plan.  Each Appendix A member who becomes a participant under the Plan shall be eligible to make Elective 401(k) Deferrals as provided under Section 3.1.2 of the Plan.  Each Appendix A member who becomes a participant under the Plan shall be eligible for an Employer Matching Contribution after three months of such participation in the Plan, in an amount equal to the following:

200% of each Appendix A member’s Elective 401(k) Deferrals not exceeding 1% of the Appendix A member’s Compensation for each Plan Year, plus 100% of the Appendix A member’s Elective 401(k) Deferrals that exceed 1% but do not exceed 2% of the Appendix A member’s Compensation that Year, plus 25% of the Appendix A member’s Elective 401(k) Deferrals that exceed 2% but no more than 6% of the Appendix A member’s Compensation for that Year, for a maximum Employer Matching Contribution of 4% of the Appendix A member’s Compensation for that Plan Year.

Effective as of January 1, 2007, each Appendix A member who becomes a participant under the Plan shall be eligible for an Employer Matching Contribution after three months of such participation in the Plan, in an amount equal to 50% of each Appendix A member’s Elective 401(k) Deferrals that do not exceed 6% of the Appendix A member’s Compensation each Plan Year, for a maximum Employer Matching Contribution of 3% of the Appendix A member’s Compensation for that Plan Year.

Effective January 1, 2007, Appendix A members shall be eligible for Profit-Sharing Contributions as otherwise provided under Section 3.1.4 of the Plan.

A-6         Loans.  Any outstanding loan on the merger date that had been made to a Appendix A member under the MG Savings Plan shall be maintained on after that date under the Plan until all amounts of principal and interest thereon have been repaid.  The terms and conditions relating to such outstanding loans of Appendix A members will continue as in existence prior to merger date.

A-7         In-Service Withdrawals.  On and after the merger date, an Appendix A member (other than a beneficiary) may obtain any in-service withdrawal described in Article VI of the Plan from such member’s accounts, including any balances attributable to transferred MG Savings Plan balances, subject to all applicable Plan provisions.

A-8         Administrative Committee’s Actions.  The Administrative Committee shall take such actions as it deems necessary or desirable to accomplish the plan merger as described in this Appendix A.

A-9         Transfer of Records.  On or as soon as practicable after the merger date, the administrator of the MG Savings Plan shall transfer to the Administrative Committee all the administrative records maintained with respect to Appendix A members.

A-10       Use of Terms.  Terms used in this Appendix A shall, unless defined in this Appendix A or otherwise noted, have the meanings give those terms elsewhere in the Plan.

APPENDIX B

Merger of the Chemetall Foote Corporation portion

of the MG North America Holdings Inc. Savings Plan

B-1          Introduction.  Effective July 31, 2004 (the “merger date”), plan assets and liabilities related to the Chemetall Foote Corporation (“Chemetall”) participants and beneficiaries under the MG North America Holdings Inc. Savings Plan (the “MG Savings Plan”) shall be spun-off and merged into the Plan.  The merger of the Chemetall portion of the MG Savings Plan into the Plan (and any resulting transfer of assets) shall comply with Code Sections 401(a)(12), 411(d)(6), and 414(l) and the Treasury regulations thereunder.  The purpose of this Appendix B is to provide for the plan spin-off and merger.  Each participant and beneficiary in the Chemetall portion of the MG Savings Plan shall be referred to herein as an “Appendix B member.”

B-2          Transfer of Account Balances.  As of the merger date, liabilities equal to the aggregate account balances, as adjusted through the merger date in accordance with the provisions of the MG Savings Plan, of each Appendix B member shall be transferred to the Plan and shall be credited to corresponding accounts established for each such Appendix B member under the Plan.  Thereafter, such balances shall be subject to the terms and conditions of the Plan, except as otherwise provided herein in this Appendix B.  The accounts of the Appendix B members under this Plan shall be adjusted for earnings, gains, and losses after such accounts have been invested in the investment funds as provided in Paragraph B-3 below.

B-3          Transfer of Assets.  On, or as soon as practicable following, the merger date, the assets of the trust that serves as the funding vehicle for the Chemetall portion of the MG Savings Plan shall be transferred to the Profit-Sharing/401(k) Plan for Employee of Rockwood Specialties Inc. Trust.  Such transfers shall be in cash, except that promissory notes related to Appendix B members’ loans from the MG Savings Plan shall be transferred in-kind.  Such transferred assets (other than promissory notes) shall be invested in the investment funds designated by the Administrative Committee on or as soon as practicable following the transfer of assets to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. Trust.

B-4.         Participation in the Plan.  Each Appendix B member who is employed by an Employer on the merger date shall become a member of the Plan on the merger date, subject to the conditions and limitations of the Plan, except as otherwise provided herein in this Appendix B.  Each other Appendix B member shall, on and after the merger date, be treated as an inactive member or a beneficiary (whichever is applicable) of the Plan, subject to the conditions and limitations of the Plan, except as otherwise provided herein in this Appendix B.

B-5          Contributions under the Plan.  Each Appendix B member who becomes a participant under the Plan shall be eligible to make Elective 401(k) Deferrals as provided under Section 3.1.2 of the Plan.  Each Appendix C member who becomes a participant under the Plan shall be eligible for an Employer Matching Contribution after three months of such participation in the Plan, in an amount equal to the following:

100% of each Appendix B member’s Elective 401(k) Deferrals that do not exceed 3% of the Appendix B member’s Compensation each Plan Year, for a maximum Employer Matching Contribution of 3% of the Appendix C member’s Compensation for that Plan Year.

Effective January 1, 2007, Appendix B members shall be eligible for Profit-Sharing Contributions as provided under Section 3.1.4 of the Plan.

B-6          Loans.  Any outstanding loan on the merger date that had been made to an Appendix B member under the MG Savings Plan shall be maintained on after that date under the Plan until all amounts of principal and interest thereon have been repaid.  The terms and conditions relating to such outstanding loans of Appendix B members will continue as in existence prior to merger date.

B-7          In-Service Withdrawals.  On and after the merger date, an Appendix B member (other than a beneficiary) may obtain any in-service withdrawal described in Article VI of the Plan from such member’s accounts, including any balances attributable to transferred MG Savings Plan balances, subject to all applicable Plan provisions.

B-8          Administrative Committee’s Actions.  The Administrative Committee shall take such actions as it deems necessary or desirable to accomplish the plan merger as described in this Appendix B.

B-9          Transfer of Records.  On or as soon as practicable after the merger date, the administrator of the MG Savings Plan shall transfer to the Administrative Committee all the administrative records maintained with respect to Appendix B members.

B-10        Use of Terms.  Terms used in this Appendix B shall, unless defined in this Appendix B or otherwise noted, have the meanings give those terms elsewhere in the Plan.

APPENDIX C

Merger of the Oakite Products, Inc. portion

of the MG North America Holdings Inc. Savings Plan

C-1          Introduction.  Effective as of July 31, 2004 or as soon as administratively practicable thereafter (the “merger date”), the plan assets and liabilities attributable to the Oakite Products, Inc. (“Oakite”) participants and beneficiaries under the MG North America Holdings Inc. Savings Plan (the “MG Savings Plan”) shall be spun-off and immediately merged with and into the Plan; provided, however, the assets and liabilities which are attributable to the participants who are covered by the collective bargaining agreement between Oakite and USWA Local Union 2659, as of July 31, 2004, shall remain in the MG Savings Plan and not be subject to the spin-off and merger transaction with the Plan.  The merger of the Oakite portion of the MG Savings Plan into the Plan (and any resulting transfer of assets) shall comply with all the applicable legal requirements, including Code Sections 401(a)(12), 411(d)(6), and 414(l) and the Treasury regulations thereunder.  The purpose of this Appendix C is to provide for the plan spin-off and merger.  Each participant and beneficiary in the Oakite portion of the MG Savings Plan whose account is subject to the spin-off and merger transaction with the Plan shall be referred to herein as an “Appendix C member.”

C-2          Transfer of Account Balances.  As of the merger date, liabilities equal to the aggregate account balances, as adjusted through the merger date in accordance with the provisions of the MG Savings Plan, of each Appendix C member shall be transferred to the Plan and shall be credited to corresponding accounts established for each such Appendix C member under the Plan.  Thereafter, such balances shall be subject to the terms and conditions of the Plan, except as otherwise provided herein in this Appendix C.  The accounts of the Appendix C members under this Plan shall be adjusted for earnings, gains, and losses after such accounts have been invested in the investment funds as provided in Paragraph C-3 below.

C-3          Transfer of Assets.  On, or as soon as administratively practicable following, the merger date, the assets of the trust that serves as the funding vehicle for the Oakite portion of the MG Savings Plan shall be transferred to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. Trust.  Such transfers shall be in cash, except that promissory notes related to Appendix C members’ loans from the MG Savings Plan shall be transferred in-kind.  Such transferred assets (other than promissory notes) shall be invested in the investment funds designated by the Administrative Committee on or as soon as practicable following the transfer of assets to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. Trust.

C-4          Participation in the Plan.  Each Appendix C member who is employed by the Employer on July 31, 2004 (or immediately thereafter) shall become a member of the Plan as of such date, subject to the conditions and limitations of the Plan, except as otherwise provided herein in this Appendix C.  Each other Appendix C member shall, on and after the merger date, be treated as an inactive member or a beneficiary (whichever is applicable) of the Plan, subject to the conditions and limitations of the Plan, except as otherwise provided herein in this Appendix C.

C-5          Contributions under the Plan.  Each Appendix C member who becomes a participant under the Plan shall be eligible to make Elective 401(k) Deferrals as provided under Section 3.1.2 of the Plan.  Each Appendix C member who becomes a participant under the Plan shall be eligible for an Employer Matching Contribution after three months of such participation in the Plan, in amount equal to the following:

100% of each Appendix C member’s Elective 401(k) Deferrals that do not exceed 3% of the Appendix C member’s Compensation each Plan Year, for a maximum Employer Matching Contribution of 3% of the Appendix C member’s Compensation for that Year.

Effective January 1, 2005, Appendix C members shall be eligible for Profit-Sharing Contributions as provided under Section 3.1.4 of the Plan.

C-6          Loans.  Any outstanding loan on the merger date that had been made to an Appendix C member under the MG Savings Plan shall be maintained on after that date under the Plan until all amounts of principal and interest thereon have been repaid.  The terms and conditions relating to such outstanding loans of Appendix C members will continue as in existence prior to merger date.

C-7          In-Service Withdrawals.  On and after the merger date, an Appendix C member (other than a beneficiary) may obtain any in-service withdrawal described in Article VI of the Plan from such member’s accounts, including any balances attributable to transferred MG Savings Plan balances, subject to all applicable Plan provisions.

C-8          Administrative Committee’s Actions.  The Administrative Committee shall take such actions as it deems necessary or desirable to accomplish the plan merger as described in this Appendix C.

C-9          Transfer of Records.  On or as soon as practicable after the merger date, the administrator of the MG Savings Plan shall transfer to the Administrative Committee all the administrative records maintained with respect to Appendix C members.

C-10        Use of Terms.  Terms used in this Appendix C shall, unless defined in this Appendix C or otherwise noted, have the meanings give those terms elsewhere in the Plan.

APPENDIX D

Merger of the Sachtleben Corporation portion

of the MG North America Holdings Inc. Saving Plan

D-1          Introduction.  Effective July 31, 2004 (the “merger date”), plan assets and liabilities related to Sachtleben Corporation (“Sachtleben”) participants and beneficiaries under the MG North America Holdings Inc. Savings Plan (the “MG Savings Plan”) shall be spun-off and merged into the Plan.  The merger of the Sachtleben portion of the MG Savings Plan into the Plan (and any resulting transfer of assets) shall comply with Code Sections 401(a)(12), 411(d)(6), and 414(l) and the Treasury regulations thereunder.  The purpose of this Appendix D is to provide for the plan spin-off and merger.  Each participant and beneficiary in the Sachtleben portion of the MG Savings Plan shall be referred to herein as an “Appendix D member.”

D-2          Transfer of Account Balances.  As of the merger date, liabilities equal to the aggregate account balances, as adjusted through the merger date in accordance with the provisions of the MG Savings Plan, of each Appendix D member shall be transferred to the Plan and shall be credited to corresponding accounts established for each such Appendix D member under the Plan.  Thereafter, such balances shall be subject to the terms and conditions of the Plan, except as otherwise provided herein in this Appendix D.  The accounts of the Appendix D members under this Plan shall be adjusted for earnings, gains, and losses after such accounts have been invested in the investment funds as provided in Paragraph D-3 below.

D-3          Transfer of Assets.  On, or as soon as practicable following, the merger date, the assets of the trust that serves as the funding vehicle for the Sachtleben portion of the MG Savings Plan shall be transferred to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. Trust.  Such transfers shall be in cash, except that promissory notes related to Appendix D members’ loans from the MG Savings Plan shall be transferred in-kind.  Such transferred assets (other than promissory notes) shall be invested in the investment funds designated by the Administrative Committee on or as soon as practicable following the transfer of assets to the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. Trust.

D-4          Participation in the Plan.  Each Appendix D member who is employed by an Employer on the merger date shall become a member of the Plan on the merger date, subject to the conditions and limitations of the Plan, except as otherwise provided herein in this Appendix D.  Each other Appendix D member shall, on and after the merger date, be treated as an inactive member or a beneficiary (whichever is applicable) of the Plan, subject to the conditions and limitations of the Plan, except as otherwise provided herein in this Appendix D.

D-5          Contributions under the Plan.  Each Appendix D member who becomes a participant under the Plan shall be eligible to make Elective 401(k) Deferrals as provided under Section 3.1.2 of the Plan.  Each Appendix D member who becomes a participant under the Plan shall be eligible for an Employer Matching Contribution after three months of such participation in the Plan, in an amount equal to the following:

100 % of each Appendix D member’s Elective 401(k) Deferrals that do not exceed 3% of the Appendix D member’s Compensation each Plan Year, for a maximum Employer Matching Contribution of 3% of the Appendix D member’s Compensation for that Plan Year.

In addition, each Appendix D member shall be eligible for a Profit-Sharing Contribution under the Plan as provided under Section 3.1.4 of the Plan.

D-6          Loans.  Any outstanding loan on the merger date that had been made to an Appendix D member under the MG Savings Plan shall be maintained on after that date under the Plan until all amounts of principal and interest thereon have been repaid.  The terms and conditions relating to such outstanding loans of Appendix D members will continue as in existence prior to merger date.

D-7          In-Service Withdrawals.  On and after the merger date, an Appendix D member (other than a beneficiary) may obtain any in-service withdrawal described in Article VI of the Plan from such member’s accounts, including any balances attributable to transferred MG Savings Plan balances, subject to all applicable Plan provisions.

D-8          Administrative Committee’s Actions.  The Administrative Committee shall take such actions as it deems necessary or desirable to accomplish the plan merger as described in this Appendix D.

D-9          Transfer of Records.  On or as soon as practicable after the merger date, the administrator of the MG Savings Plan shall transfer to the Administrative Committee all the administrative records maintained with respect to Appendix D members.

D-10        Use of Terms.  Terms used in this Appendix D shall, unless defined in this Appendix D or otherwise noted, have the meanings give those terms elsewhere in the Plan.

APPENDIX E

MERGER OF THE GLOBAL COLOR PIGMENTS BUSINESS

EMPLOYEES’ ACCOUNTS IN THE

ELEMENTIS WORLDWIDE RETIREMENT SAVINGS PLAN

E-1          Introduction.  Effective as of December 10, 2007 (the “Merger Date”), the plan assets and liabilities related to employees of Elementis Worldwide Inc. and/or its affiliates who are employed by the Company or a Participating Affiliate in connection with the closing of the transactions under the Asset Purchase Agreement between Rockwood Specialties Group, Inc. and Elementis Holdings Ltd. dated May 10, 2007 shall be spun-off from the Elementis Worldwide Retirement Savings Plan (subject to the approval of Elementis Worldwide Inc.) and merged with and into the Plan (the “Global Pigments Portion”).  The merger of the Global Pigments Portion of the Elementis Worldwide Retirement Savings Plan (the “Elementis Plan”) into the Plan (and any resulting transfer of assets) shall comply with the applicable requirements under Code Sections 401(a)(12), 411(d)(6), and 414(l) and the Treasury regulations thereunder.  The Elementis Plan was known as the “Elementis America Retirement Savings Plan” prior to February 8, 2006. The purpose of this Appendix E is to provide for the plan spin-off and merger of the Global Pigments Portion.  Each participant and beneficiary in the Global Pigments Portion of the Elementis Plan shall be referred to herein as an “Appendix E Member.”

E-2          Transfer of Account Balances.  As of the Merger Date, assets and liabilities equal to the aggregate account balances, as adjusted through the Merger Date in accordance with the provisions of the Elementis Plan, of each Appendix E Member shall be transferred to the Plan and shall be credited to corresponding accounts established for each such Appendix E Member under the Plan. The transfer to the Plan shall include any after-tax accounts and outstanding plan loans (and the promissory notes connected to such plan loans).  Thereafter, such balances and loans shall be subject to the terms and conditions of the Plan, except as otherwise provided herein in this Appendix E.  The accounts of the Appendix E Members under the Plan shall be adjusted for earnings, gains, and losses after such accounts have been invested in the Investment Funds as provided in Section E-3 below.

E-3          Transfer of Assets.  On, or as soon as practicable following, the Merger Date, the assets of the trust that serves as the funding vehicle for the Global Pigments Portion of the Elementis Plan shall be transferred to the Trust.  Such transfers shall be in cash, except that

(a)                                  any promissory notes related to Appendix E Members’ loans from the Elementis Plan, and

(b)                                 any shares of Pfizer Inc. stock related to Appendix E Members’ investment in the Pfizer Stock Fund under the Elementis Plan,

shall be transferred in-kind.  Such transferred assets (other than promissory notes and shares of Pfizer Inc. stock) shall be invested in the Investment Funds designated by the Administrative Committee on or as soon as practicable following the transfer of assets to the Trust.

E-4          Participation in the Plan. Each Appendix E Member who is employed by an Employer on the Merger Date shall become a member of the Plan on the Merger Date, subject to the conditions and limitations of the Plan.

E-5          After-Tax Contribution Account.  No after-tax contributions shall be permitted under the Plan; provided, however, any after-tax contribution accounts transferred to the Plan from the Elementis Plan as of the Merger Date shall be maintained as “frozen” after-tax accounts (“After-Tax Contribution Subaccount”) to the extent necessary to account for such assets.

E-6          Withdrawals from After-Tax Contribution Subaccount.  An Appendix E Member, while still employed, may request a withdrawal of all or a portion of his or her After-Tax Contribution Subaccount at any time.

E-7          Withdrawals from Rollover Subaccount.  An Appendix E Member, while still employed, may request a withdrawal of all or a portion of his or her Rollover Contributions Subaccount attributable to the amounts transferred to the Plan from the Elementis Plan as of the Merger Date.

E-8          Withdrawals of Employer Contributions from Chemicals Subaccount. Any amounts transferred to the Plan from the Elementis Plan as of the Merger Date which are attributable to amounts previously transferred to the Elementis Plan from the Harcros Chemicals Inc. Employee Savings Plan (as in effect through December 31, 1992) shall be maintained in the “Chemicals Subaccount.”  An Appendix E Member, while still employed, may request a withdrawal of all or a portion of his or her Chemicals Subaccount attributable to vested employer contributions and earnings thereon.

E-9          Withdrawals of Employer Contributions from NL Subaccount.  Any amounts transferred to the Plan from the Elementis Plan as of the Merger Date which are attributable to amounts previously transferred to the Elementis Plan from the NL Industries, Inc. Retirement Savings Plan (as in effect through January 30, 1998) shall be maintained in the “NL Subaccount.”  An Appendix E Member, while still employed, may request a withdrawal of all or a portion of his or her NL Subaccount attributable to vested employer contributions and earnings thereon.

E-10        Pfizer Stock Fund

E-10.1             Pfizer Stock Fund. Any shares of Pfizer Inc. stock transferred to the Plan from the Elementis Plan as of the Merger Date shall be maintained as the “Pfizer Stock Fund.”

E-10.2             Investment Elections. Appendix E Members (and any other Participant) shall not be permitted to elect to have any future contributions, or the proceeds from any other Investment Fund, invested in the Pfizer Stock Fund. Also, Appendix E Members may not elect to have any amount that is less than the full value of their Pfizer Stock Fund investment transferred from the Pfizer Stock Fund to any other Investment Fund. Finally, any dividends paid with respect to the Pfizer Stock Fund shall be reinvested in other Investment Funds in accordance with the Appendix E Members’ most recent instructions directing the investment of new contributions to the Plan.

E-10.3             Tender Offers.  To the extent that shares of Pfizer Inc. stock under the Pfizer Stock Fund are allocated to an Appendix E Member’s Account, the Trustee shall vote or tender such shares solely in accordance with written instructions furnished to it by each Appendix E Member (or Beneficiary of a deceased Appendix E Member); provided that the Trustee shall be responsible for delivery to each Appendix E Member (or Beneficiary of a deceased Appendix E Member) of all notices, proxies and proxy soliciting materials related to any such shares.  Any such instructions shall remain in the strict confidence of the Trustee.  Any and all fractional shares of Pfizer Inc. stock allocated to an Appendix E Member’s Account shall be combined with other fractional shares of other Appendix E Members and shall be voted, to the extent possible, to reflect the direction of Appendix E Members holding such fractional shares.  Shares, including fractional shares, for which no voting or tender instructions are received shall not be voted by the Trustee.

E-10.4             In-Kind Distribution Right. If, as of the date an Appendix E Member terminates his or her employment, part of his or her Account is invested in the Pfizer Stock Fund, and if the Appendix E Member’s benefit is to be paid in the form of a lump sum, then the Appendix E Member or Beneficiary to whom such payment is made shall have that portion of the Accounts that is so invested paid in common stock or shares held in the Pfizer Stock Fund unless the Appendix E Member or Beneficiary elects to have such portion paid in cash; provided, however, that cash will be paid in lieu of any fractional shares allocated to the Appendix E Member’s Account.

E-11        Wayne Profit Sharing Subaccount

E-11.1             Wayne Profit Sharing Subaccount. Any assets transferred to the Plan from the Elementis Plan as of the Merger Date which are attributable to amounts previously transferred to the Elementis Plan from the New Wayne Chemical Corporation Profit Sharing Plan (as in effect through December 31, 1992) shall be maintained in the “Wayne Profit Sharing Subaccount.”

E-11.2             Investment Elections.  Appendix E Members (and any other Participant) shall not be permitted to elect to have any future contributions, or the proceeds from any other Investment Fund, invested in any insured contracts held in the Wayne Profit Sharing Subaccount. Also, Appendix E Members shall not be permitted to transfer to an Investment Fund any portion of his or her Wayne Profit Sharing Subaccount that is held under an insured contract. Any life insurance policies held in the Wayne Profit Sharing Subaccount shall be continued and will be subject to the provisions of the Plan.  No new insurance policies may be purchased under the Plan.

E-12        Vesting. Appendix E Members shall be fully vested in the portion of this Account consisting of the Global Pigments Portion upon the earliest to occur of (a) his or her attainment of age 55; (b) his or her Disability while actively employed; (c) his or her death while actively employed; or (d) his or her Normal Retirement Date.

E-13        Loans.  Any outstanding loan on the Merger Date that had been made to an Appendix E Member under the Elementis Plan shall be maintained on after that date under the Plan until all amounts of principal and interest thereon have been repaid.  The terms and conditions relating to such outstanding loans of Appendix E Members will continue as in existence immediately prior to Merger Date. An Appendix E Member may not apply to the Administrative Committee for a loan from his or her NL Subaccount (as defined in Section E-9).

E-14        Forms of Benefit Payment for Wayne Pension Subaccount, H&C Subaccount, Northland Subaccount and Chemicals Account

E-14.1     Definitions

(a)           H&C Subaccount. Any assets transferred to the Plan from the Elementis Plan as of the Merger Date which are attributable to amounts previously transferred to the Elementis Plan from the Harrisons & Crosfield (America) Inc. Money Purchase Pension Plan and Trust (as in effect through December 31, 1992) shall be maintained in the “H&C Subaccount.”

(b)           Northland Subaccount. Any assets transferred to the Plan from the Elementis Plan as of the Merger Date which are attributable to amounts previously transferred to the Elementis Plan from the Northland Chemical, Inc. Pension Plan and Trust (as in effect through December 31, 1992) shall be maintained in the “Northland Subaccount.”

(c)           Wayne Pension Subaccount.  Any assets transferred to the Plan from the Elementis Plan as of the Merger Date which are attributable to amounts previously transferred to the Elementis Plan from the Wayne Chemical Pension Plan and Trust (as in effect through December 31, 1992) shall be maintained in the “Wayne Pension Subaccount.”

E-14.2             Automatic Form of Payment

(a)           Married Appendix E Members.  If the Appendix E Member is married on his or her benefit payment date, the Appendix E Member’s Wayne Pension Account, H&C Account and Northland Account shall be paid in the form of an annuity for the joint lives of the Appendix E Member and his or her spouse with a periodic benefit payable after the death of the Appendix E Member to the spouse equal to 50% of the periodic benefit payable to the Schedule E during his or her lifetime, if such spouse survives the Schedule E, unless such Appendix E Member elects another form of payment in the manner described below.  If the Appendix E Member makes no election, the survivor percentage shall be 50%.

(b)           Unmarried Appendix E Members.  If the Appendix E Member is not married on his or her benefit payment date, the Appendix E Member’s Wayne Pension Account, H&C Account and Northland Account shall be paid in the form of an annuity for the life of the Appendix E Member only, unless he or she elects another form of payment in the manner described below.

E-14.3             Optional Form of Payment.  An Appendix E Member who is not subject to the provisions above may elect, in writing, to have his or her Wayne Pension Account, H&C Account and Northland Account paid to him or her in a single sum.

E-14.4             Spousal Consent Requirement

(a)           Consent Requirement. An Appendix E Member described in this subparagraph E-14.4(a) who does not establish to the satisfaction of the Administrative Committee that he or she has no spouse on his or her benefit payment date may elect to receive a form of benefit other than the automatic form applicable to the Appendix E Member only if his or her spouse (or the spouse’s legal guardian if the spouse is legally incompetent) consents, in the manner described in subparagraph E-14.4(b) not to receive the automatic form of payment described in subparagraph E-14.2(a) and to the specific alternative form elected by the Appendix E Member, or to the Appendix E Member’s right to choose any alternative form without any further consent by the spouse, or the spouse’s consent is not required for the reason specified in subparagraph 14.4(c).

(b)           Form and Content of Spouse’s Consent. A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent shall be in writing, must consent to the specific alternate beneficiary or beneficiaries designated (or permit beneficiary designations by the Appendix E Member without the spouse’s further consent), must acknowledge the effect of such consent, and must be witnessed by a Plan representative or notary public.  Such spouse’s consent shall be irrevocable, unless expressly made revocable.  The consent of a spouse in accordance with this subsection E-14.4(b) shall not be effective with respect to any subsequent spouse of the Appendix E Member.

(c)           Spouse as Beneficiary. An Appendix E Member may designate a Beneficiary other than his or her spouse pursuant to Section 8.2 of the Plan if the Appendix E Member has no spouse, or the Administrative Committee determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations.

E-14.5             Revocation of Election.  An Appendix E Member may revoke an election to waive the automatic form of payment described in subparagraph E-14.2(a).  Such revocation may be made at any time during the election period in which such election can be made.  Such revocation shall not void any prospectively effective consent given by his or her spouse in connection with the revoked election.

E-14.6             Explanations to Appendix E Members.  Each Appendix E Member described in this section E-14 shall receive, no less than 30 days and no more than 180 days before the date his or her benefits are to begin, a written explanation of:

(a)           the terms and conditions of the automatic form of payment and each alternative form of payment available to the Appendix E Member, including information explaining the relative values of each form of payment;

(b)           the Appendix E Member’s right to waive the automatic form of payment and the effect of such waiver;

(c)           the rights of the Appendix E Member’s spouse with respect to such waiver; and

(d)           the right to revoke an election to receive an alternative form of payment and the effect of such revocation.

Notwithstanding the foregoing, the Appendix E Member’s benefit payment date may be less than 30 days after the explanation described in this Section is provided if (A) the Appendix E Member is given notice of his or her right to a 30-day period in which to consider whether to (i) waive the normal form of benefit and elect an optional form and (ii) to the extent applicable, consent to the distribution; (B) the Appendix E Member affirmatively elects a distribution and a form of benefit and the spouse, if necessary, consents to the form of benefit elected; (C) the Appendix E Member is permitted to revoke his or her affirmative election at any time prior to his or her benefit payment date or, if later, the expiration of a 7-day period beginning on the day after the explanation described in this section is provided to the Appendix E Member; (D) the benefit payment date is after the date the explanation described in this section is provided to the Appendix E Member; and (E) distribution to the Appendix E Member does not commence before the expiration of the 7-day period described in clause (C) above.

E-14.7             Death Benefits from the Wayne Pension Subaccount, H&C Subaccount, Northland Subaccount and Chemicals Subaccount

(a)           If the Appendix E Member dies after his or her benefit payment date, death benefits, if any, from the Appendix E Member’s Wayne Pension Subaccount, H&C Subaccount, Northland Subaccount and Chemicals Subaccount shall be determined by the form of payment in effect for the Appendix E Member at the time of his or her death.

(b)           If the Appendix E Member dies before his or her benefit payment date and his or her spouse is the Beneficiary with respect to all or a portion of his or her Wayne Pension Subaccount, H&C Subaccount and Northland Subaccount, death benefits payable from his or her Wayne Pension Subaccount, H&C Subaccount and Northland Subaccount to his or her surviving spouse shall be paid in the form of life annuity for the spouse, unless the spouse elects, in writing in the manner prescribed by the Administrative Committee, to receive the Wayne Pension Subaccount in the form of a single sum.

(c)           If the Appendix E Member dies before his or her benefit payment date and has designated a Beneficiary other than his or her spouse for all or a portion of his or her Chemicals Subaccount, death benefits payable from his or her Chemicals Subaccount to such Beneficiary shall be paid, at the election of the Appendix E Member or the Beneficiary, in the form of a single sum or quarterly installments over five (5) years.

E-14.8             Beneficiary Designation. An election to designate one or more Beneficiaries other than the Appendix E Member’s spouse for the Appendix E Member’s Wayne Pension Subaccount, H&C Subaccount and Northland Subaccount shall become invalid on January 1 of the calendar year in which the Appendix E Member attains age 35.  The Appendix E Member’s spouse shall, on such date, become the Beneficiary with respect to the Appendix E Member’s Wayne Pension Subaccount, H&C Subaccount and Northland Subaccount, unless the Appendix E Member subsequently designates, in accordance with the provisions of this Section and Plan, one or more Beneficiaries with respect to his or her Wayne Pension Subaccount, H&C Subaccount and Northland Subaccount.

E-14.9             Qualified Domestic Relations Orders. The benefit payable to an alternate payee shall be paid in the form of a single sum in cash, except that the alternate payee may elect to receive the portion of the benefit, if any, attributable to an Appendix E Member’s Wayne Pension Subaccount, H&C Subaccount, Northland Subaccount and Chemicals Subaccount distributed in any form provided under Section E-14 with respect to such account to the extent permitted by Code Section 401(a)(9) and Treasury regulations issued thereunder.

E-15                Distribution Restrictions on Wayne Pension Subaccount. An Appendix E Member shall not be permitted to take an age 59-1/2 or hardship distribution from his or her Wayne Pension Subaccount.

E-16                Elimination of Forms of Benefit Payments. Any and all forms of distribution applicable to the Global Pigments Portion are eliminated as of the Merger Date, except to the extent the form of benefit distribution is provided in this Schedule E and/or the Plan. This provision shall be interpreted in a manner consistent with the requirements of Code Section 411(d)(6)(E).

E-17                Administrative Committee Actions. The Administrative Committee shall take such actions as it deems necessary or desirable to accomplish the plan merger as described in this Appendix E.

E-18                Transfer of Records.  On or as soon as practicable after the Merger Date, the administrator of the Elementis Plan shall transfer to the Administrative Committee all the administrative records maintained with respect to Appendix E Members.

E-19                Use of Terms.  Terms used in this Appendix E shall, unless defined in this Appendix E or otherwise noted, have the meanings give those terms elsewhere in the Plan.

APPENDIX F

MERGER OF THE ROCKWOOD SPECIALTIES INC.

MONEY PURCHASE PENSION PLAN

F-1          Introduction.  Effective as of the close of business on December 31, 2010 or as soon as administratively practicable thereafter (the “Merger Date”), the plan assets and liabilities of the Rockwood Specialties Inc. Money Purchase Pension Plan (the “Rockwood Pension Plan”) shall be merged with and into the Plan.  The merger of the Rockwood Pension Plan with and into the Plan (and any resulting transfer of assets) shall comply with the applicable requirements under Code Sections 401(a)(12), 411(d)(6), and 414(l) and the Treasury regulations issued thereunder.  The Rockwood Pension Plan was known as the “The Laporte Inc. Money Purchase Pension Plan” prior to March 1, 2001.  The purpose of this Appendix F is to provide for the merger of the Rockwood Pension Plan.  Each participant and beneficiary in the Rockwood Pension Plan shall be referred to herein as an “Appendix F Member.”

F-2          Transfer of Account Balances.  As of the Merger Date, assets and liabilities equal to the aggregate account balance, as adjusted through the Merger Date in accordance with the provisions of the Rockwood Pension Plan, of each Appendix F Member shall be transferred to the Plan and shall be credited to corresponding “Rockwood Pension Subaccount” established for each such Appendix F Member under the Plan.  Thereafter, such balances shall be subject to the terms and conditions of the Plan, except as otherwise provided herein in this Appendix F.  The Rockwood Pension Subaccounts of the Appendix F Members under the Plan shall be adjusted for earnings, gains, and losses after such Rockwood Pension Subaccounts have been invested in the Investment Funds as provided in Section F-3 below.

F-3          Transfer of Assets.  On, or as soon as practicable following, the Merger Date, the assets of the trust that serves as the funding vehicle for the Rockwood Pension Plan shall be transferred to the Trust.  Such transferred assets shall be invested in the Investment Funds designated by the Administrative Committee on or as soon as practicable following the transfer of assets to the Trust.

F-4          Participation in the Plan. Each Appendix F Member who is a Participant in the Rockwood Pension Plan immediately prior to the Merger Date shall become a member of the Plan on the Merger Date, subject to the conditions and limitations of the Plan.

F-5          Vesting. Appendix F Members who have a Termination of Employment either because of their death or Disability or who have a Termination of Employment on or after attainment of Normal Retirement Age shall be fully vested in their Rockwood Pension Subaccounts.  An Appendix F Member shall be fully vested at all times in his or her Rockwood Pension Subaccount; provided, however, that the vested percentage of an Appendix F Member in the portion of his or her Rockwood Pension Subaccount attributable to contributions made to the Rockwood Pension Plan on his or her behalf prior to July 31, 2004 shall be determined in accordance with the following schedule:

Completed Years of	Vested
Vesting Service	Percentage
2 years	25%
3 years	50%
4 years	75%
5 years	100%

Effective January 1, 2007, an employee of Chemetall Foote Corp. or CeramTec North America Innovative Ceramic Engineering Corporation who is an Appendix F Member shall be credited with his or her prior service with Chemetall Foote Corp. or CeramTec North America Innovative Ceramic Engineering Corporation.

Notwithstanding the foregoing, any Appendix F Member who, prior to attaining Normal Retirement Age, has an involuntary or voluntary Termination of Employment as a result of a Reduction in Force shall be 100% vested in his or her Rockwood Pension Subccount; provided, however, that such provision shall be implemented in a uniform and nondiscriminatory manner. Effective as of March 1, 2002, this provision shall apply only to Participants with 3 or more years of vesting service on March 1, 2002.

For purposes of the foregoing schedule, service shall be credited to Appendix F Members in accordance with the terms of the Rockwood Pension Plan as in effect immediately preceding the Merger Date.

F-6          Loans.  An Appendix F Member may not apply to the Administrative Committee for a loan from his or her Rockwood Pension Subaccount.

F-7         Distribution Restrictions on Rockwood Pension Subaccount. An Appendix F Member shall not be permitted to take an age 59-1/2 or hardship distribution from his or her Rockwood Pension Subaccount.  Notwithstanding the foregoing, effective as of January 1, 2011, an Appendix F Member shall be permitted to withdraw all or a portion of his or her vested Rockwood Pension Subaccount on or after reaching age 62.

F-8          Forms of Benefit Payment for Rockwood Pension Subaccount

F-8.1         Automatic Form of Payment

(a)           Married Appendix F Members.  If the Appendix F Member is married on his or her Benefit Commencement Date, the Appendix F Member’s vested Rockwood Pension Subaccount shall automatically be paid in the form of an annuity for the life of the Appendix F Member with a survivor annuity continuing after the death of the Appendix F Member to his or her Surviving Spouse for the life of the Surviving Spouse in an amount which is equal to 50% of the amount of the annuity payable to the Appendix F Member during his or her lifetime (a “Qualified Joint and Survivor Annuity”), unless such Appendix F Member elects an optional form of payment in the manner, and subject to the rules, described below.  A married Appendix F Member must have Spousal Consent to waive the Qualified Joint and Survivor Annuity and elect an optional form of payment, expect that Spousal Consent shall not be required to elect payment in the form of an Qualified Optional Survivor Annuity (as defined below) that is actuarially equivalent to the Qualified Joint and Survivor Annuity.  Any Spousal Consent to an Appendix F Member’s election of an optional form of benefit shall specify the form of benefit and the Beneficiary.

(b)           Unmarried Appendix F Members.  If the Appendix F Member is not married on his or her Benefit Commencement Date, the Appendix F Member’s vested Rockwood Pension Subaccount shall automatically be paid in the form of an annuity for the life of the Appendix F Member only, unless he or she elects an optional form of payment in the manner described below.

(c)           Small Accounts.  Notwithstanding subsections (a) and (b) above, if the benefit payable to an Appendix F Member (including the benefit attributable to the Rockwood Pension Subaccount and other amounts due the Appendix F Member under the terms of the Plan) does not exceed $1,000, the Appendix F Member’s vested Account Balance, including his or her Rockwood Pension Subaccount, shall be paid to him or her in a lump sum distribution as soon as practicable following his or her Termination of Employment.

F-8.2      Optional Form of Payment.  At any time within the 90-day period preceding an Appendix F Member’s Benefit Commencment Date, he or she may elect in writing, subject to the Spousal Consent requirements described above if the Appendix F Member is married on his or her Benefit Commencement Date, to have his or her Rockwood Pension Subaccount paid to him or her in one of the following optional forms of payment:

(a)            a lump sum distribution;

(b)           an Annuity Contract which may be purchased from an insurance company with the Appendix F Member’s distribution amount;

(c)            on or after April 3, 2000, monthly, quarterly or annual installments of the Appendix F Member’s distribution payable over any period not exceeding the life expectancy of the Appendix F Member or the joint life expectancies of the Appendix F Member and the Appendix F Member’s Beneficiary.

(d)           effective as of January 1, 2008, any married Appendix F Member with a Benefit Commencement Date after that date may elect a Qualified Optional Survivor Annuity or may elect to waive such form of benefit in accordance with Code Section 417(a)(1)(A).  A “Qualified Optional Survivor Annuity” shall mean an annuity which is payable for the life of the Appendix F Member with a survivor annuity continuing after the Appendix F Member’s death to his or her Surviving Spouse for the Surviving Spouse’s life in an amount which is equal to 75% of the amount of the annuity which is payable during the life of the Appendix F Member.

An “Annuity Contract” for purposes of this provision means an individual or group annuity contract issued by an insurance company providing periodic benefits, whether fixed, variable or both, the benefits or value of which an Appendix F Member (or his or her beneficiary) cannot transfer, sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person other than the issuer thereof. The terms of any Annuity Contract distributed by the Plan to a an Appendix F Member (or his or her beneficiary) shall comply with the terms of this Plan.

Distributions of an Appendix F Member’s Rockwood Pension Subaccount shall be subject to the requirements of Code Section 401(a)(9).  Effective as of April 3, 2000, an Appendix F Member who has elected to receive an installment distribution with respect to the funds held in his or her Rockwood Pension Subaccount may at any time elect to discontinue such installment payments and have the unpaid vested Rockwood Pension Subaccount paid in a lump sum distribution.  In the event an Appendix F Member who has elected to receive an installment distribution with respect to the funds held in his or her Rockwood Pension Subaccount dies after his or her Benefit Commencement Date, but before the payment of the final installment, the unpaid installments with respect to the funds held in the Appendix F Member’s Rockwood Pension Subaccount shall be paid to the Appendix F Member’s Beneficiary.  The Beneficiary may elect to continue receiving such installments with respect to the funds held in the Rockwood Pension Subaccount or to have the unpaid vested Rockwood Pension Subaccount paid in a lump sum distribution.  In the event an Appendix F Member dies before his or her Benefit Commencement Date, any election of a form of payment shall be void, and the Appendix F Member’s vested Rockwood Pension Subaccount shall be distributed in accordance with Section F-8.5.

F-8.3      Revocation of Election.  An Appendix F Member may revoke, without Spousal Consent if he or she is married, an election to waive the automatic form of payment described in Section F-8.1.  Such revocation may be made at any time within the 90-day period prior to the Appendix F Member’s Benefit Commencement Date.  The number of revocations shall not be limited.

F-8.4      Explanations to Appendix F Members.  Each Appendix F Member shall receive, no less than 30 days and no more than 180 days before the date his or her Benefit Commencement Date, a written explanation of:

(a)           the terms and conditions of the automatic form of payment and each optional form of payment available to the Appendix F Member, including the Qualified Optional Survivor Annuity, if applicable, and also including information explaining the relative values of each form of payment;

(b)           the Appendix F Member’s right to waive the automatic form of payment and the effect of such waiver;

(c)           the rights of the Appendix F Member’s Spouse with respect to such waiver; and

(d)           the right to revoke an election to receive an optional form of payment and the effect of such revocation.

Notwithstanding the foregoing, the Administrative Committee may provide an Appendix F Member with the above written explanation after his or her Benefit Commencement Date so long as the actual distribution does not commence until at least 30 days after such written explanation is provided.  Notwithstanding the immediately prior sentence, distribution of an Appendix F Member’s benefit may begin less than 30 days after receipt of the written explanation if: (i) the Appendix F Member has been provided with information that clearly indicates that he or she has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity; and (ii) the Appendix F Member is permitted to revoke any affirmative election at least until the Benefit Commencement Date or, if later, at any time within the seven-day period beginning the day after the written explanation is provided.  The Administrative Committee may, on a uniform and nondiscriminatory basis, provide for such other notices, information or election periods or take such other action as the Administrative Committee considers necessary or appropriate so that this Section is implemented in such a manner as to comply with Code Section 401(a)(11) and Code Section 417.

F-8.5      Death Benefits from the Rockwood Pension Subaccount

(a)           If the Appendix F Member dies after his or her Benefit Commencement Date, death benefits, if any, from the Appendix F Member’s Rockwood Pension Subaccount shall be determined by the form of payment in effect for the Appendix F Member’s Rockwood Pension Subaccount at the time of his or her death.

(b)           If the Appendix F Member dies before his or her Benefit Commencement Date and his or her Surviving Spouse is the Beneficiary with respect to all or a portion of the Appendix F Member’s Rockwood Pension Subaccount, death benefits payable from his or her Rockwood Pension Subaccount to the Surviving Spouse shall be paid in the form of a life annuity for the Surviving Spouse (a “Qualified Pre-Retirement Survivor Annuity”), unless the Surviving Spouse makes an election within the 90-day period preceding the Benefit Commencement Date, in writing and in the manner prescribed by the Administrative Committee, to receive the Rockwood Pension Subaccount in one of the optional forms of payment described above.  Notwithstanding the foregoing, if the benefit payable to a Surviving Spouse (including the benefit attributable to the Rockwood Pension Subaccount and other amounts due the Surviving Spouse under the terms of the Plan) does not exceed $1,000, it shall be paid as soon as practicable following the Appendix F Member’s death in a lump sum distribution.  A Surviving Spouse to whom a lump sum distribution is payable may elect a direct rollover to the extent permitted under the Plan.

F-8.6      Beneficiary.

F-8.6.1    Subject to Sections F-8.6.2, F-8.6.3 and F-8.6.4 below, an Appendix F Member may, with Spousal Consent (if married), designate a person or persons as his or her Beneficiary with respect to his or her Rockwood Pension Subaccount by filing a written designation of

Beneficiary with the Administrative Committee in the time and manner established by the Committee.  If no valid designation of Beneficiary is in effect at the time of the Appendix F Member ‘s death, or if the designated Beneficiary does not survive the Appendix F Member , the Beneficiary shall be the Appendix F Member ‘s Surviving Spouse or, if there is no Surviving Spouse, the Appendix F Member ‘s estate. For this purpose, if the Appendix F Member and the Beneficiary die simultaneously, or if there is not sufficient evidence to establish who died first, the Appendix F Member shall be deemed to have survived the Beneficiary.

F-8.6.2 (a)               Except as provided in (b) below, with respect to an Appendix F Member’s Rockwood Pension Subaccount, a married Appendix F Member may only waive the Qualified Pre-Retirement Survivor Annuity form of benefit and designate someone other than his or her Spouse as Beneficiary after the first day of the Plan Year in which the Appendix F Member reaches age 35 or, if earlier, after the date he or she terminates Employment, in accordance with Section F-8.6.1 above.  Such a waiver and Beneficiary designation shall not be valid unless the Appendix F Member receives, within the period beginning on the first day of the Plan Year in which the Appendix F Member attains age 32 and ending with the close of the Plan Year in which the Appendix F Member attains age 35, a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be compared to the explanation provided for meeting the requirements applicable to a Qualified Joint and Survivor Annuity in Section F-8.4 above and must satisfy requirements comparable to those provided in Section F-8.4, including notice and Spousal Consent requirements.

(b)           For purposes of an Appendix F Member’s Rockwood Pension Subaccount, a married Appendix F Member who will not have attained age 35 as of the end of the current Plan Year may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity form of benefit and may, in accordance with Section F-8.6.1 above, designate a non-Spouse Beneficiary. Such election shall not be valid unless the Appendix F Member receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under Section F-8.4. Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Appendix F Member attains age thirty-five (35).  Any new waiver on or after such date shall be subject to the full requirements of this Section.  Such election shall be automatically revoked on the first day of the Plan Year in which the Appendix F Member will reach age 35. The Appendix F Member’s Spouse will then be his or her Beneficiary unless the Appendix F Member makes another designation of Beneficiary in accordance with Section F-8.6.1 above.  The Administrative Committee shall provide a married Appendix F Member with a notice similar to that provided under Section F-8.4 with respect to an Appendix F Member’s right to designate someone other than his or her Spouse as Beneficiary.  Such notice shall be provided within the one-year period ending after the date the individual first becomes an Appendix F Member.

F.8.6.3    Any prior designation of a Beneficiary shall be automatically revoked upon the subsequent marriage or remarriage of the Appendix F Member .

F.8.6.4    To the extent permitted by law and subject to any valid qualified domestic relations order (as defined in Code Section 414(p)), an Appendix F Member’s designation of his or her Spouse as Beneficiary shall be automatically revoked upon the Appendix F Member’s subsequent divorce. The Appendix F Member shall not be prevented from re-designating a former Spouse as his or her Beneficiary following a divorce.

F-8.7      Qualified Domestic Relations Orders. An alternative payee may elect to receive the portion of the benefit, if any, attributable to an Appendix F Member’s Rockwood Pension Subaccount in any form provided under Section F-14 to the extent permitted by Code Section 401(a)(9) and Treaury regulations issued thereunder.

F-9         Administrative Committee Actions. The Administrative Committee shall take such actions as it deems necessary or desirable to accomplish the plan merger as described in this Appendix F.

F-10       Transfer of Records.  On or as soon as practicable after the Merger Date, the administrator of the Rockwood Pension Plan shall transfer to the Administrative Committee all the administrative records maintained with respect to Appendix F Members.

F-19       Use of Terms.  Terms used in this Appendix F shall, unless defined in this Appendix F or otherwise noted, have the meanings give those terms elsewhere in the Plan.

SCHEDULE OF PARTICIPATING EMPLOYERS

ROCKWOOD RETIREMENT PLAN

1.                            CeramTec North America Corporation

2.                            Chemetall Foote Corp.

3.                            Chemetall US, Inc.

4.                            Chemical Specialties, Inc.

5.                            ETEC-Durawear, Inc.

6.                            Rockwood Pigments NA, Inc.

7.                            Rockwood Specialties Inc.

8.                            Southern Clay Products Inc.

9.                            Southern Color N.A., Inc.